Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:

ERICKSON INCORPORATED, et al., The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Erickson Incorporated (7561); EAC Acquisition Corporation (3733); Erickson Helicopters, Inc. (5052); Erickson Transport, Inc. (9162); Evergreen Helicopters International, Inc. (1311); Evergreen Equity, Inc. (9209); and Evergreen Unmanned Systems, Inc. (3961). The location of the Debtors’ service address is 5550 SW Macadam Avenue, Suite 200, Portland, OR 97239.

Debtors.
§ § § § §	Chapter 11 Case No. 16-34393-hdh (Joint Administration Requested)
INTERIM ORDER: (I) PURSUANT TO 11 U.S.C. §§ 105, 361, 362, 363 AND 364 AUTHORIZING THE DEBTORS TO (A) OBTAIN POSTPETITION FINANCING ON A SUPER-PRIORITY SECURED AND PRIMING BASIS, (B) GRANT LIENS AND SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS, (C) USE CASH COLLATERAL OF THE EXISTING FIRST LIEN PARTIES AND EXISTING SECOND LIEN PARTIES, (D) GRANT ADEQUATE PROTECTION TO THE EXISTING FIRST LIEN PARTIES AND EXISTING SECOND LIEN PARTIES, AND (E) ENTER INTO DIP REVOLVING CREDIT

FACILITY AND DIP TERM FACILITY; (II) MODIFYING THE AUTOMATIC STAY; (III) SCHEDULING A FINAL HEARING PURSUANT TO BANKRUPTCY RULES 4001(b) AND 4001(c); AND (IV) GRANTING RELATED RELIEF

This matter is before the Bankruptcy Court for a preliminary hearing on the motion dated November 9, 2016 (the “Motion”)     All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Motion or the applicable DIP Documents (as defined herein). of Erickson Incorporated, a Delaware corporation, as a debtor and debtor in possession (“Erickson”) and its affiliated debtors and debtors in possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (collectively, the “Chapter 11 Cases”), for entry of an order at a preliminary hearing on the Motion (this “Preliminary Hearing Order”) and an order at a final hearing on the Motion (the “Final Hearing Order”), under sections 105, 361, 362, 363(c), 363(e), 364(c), 364(d)(1) and 364(e) of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), and Rules 2002, 4001, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Northern District of Texas (the “Local Rules”), seeking, among other things:
(1)authorization for the Debtors to (A) obtain a postpetition senior secured debtor in possession revolving credit facility in an aggregate principal amount of up to $116,000,000         To be updated to reflect First Lien Repayment. (the “DIP Revolving Facility”) pursuant to the terms and conditions of this Preliminary Hearing Order and that certain First Lien Super-Priority Debtor-In-Possession Facility Credit Agreement, and as hereafter amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “DIP Revolving Facility Credit Agreement”), dated as of November 10, 2016 (the “DIP Closing Date”), by and among Erickson and Erickson Helicopters, Inc., as co-borrowers, the other Debtors as guarantors, Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, collectively, the “DIP Revolving Facility Agent”), and the lenders named therein (the “DIP Revolving Facility Lenders” and, together with the DIP Revolving Facility Agent and any other party to which DIP Revolving Facility Obligations (as defined below) are owed, the

“DIP Revolving Facility Parties”) and (B) incur the “Obligations” under the DIP Revolving Facility Documents (such Obligations, as provided for, and defined in, the DIP Revolving Facility Documents, shall be referred to herein as the “DIP Revolving Facility Obligations”) (the DIP Revolving Facility Credit Agreement together with this Preliminary Hearing Order, the Final Hearing Order and any and all related agreements, documents, certificates and instruments delivered or executed from time to time in connection therewith, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof, including the Debtor-in-Possession Credit Facility Term Sheet attached hereto as Exhibit A (the “DIP Term Sheet”) collectively, the “DIP Revolving Facility Documents”);
(2)authorization for the Debtors to (A) obtain postpetition junior secured debtor in possession financing in an aggregate principal amount of up to $66,670,000 (the “DIP Term Facility”; the DIP Term Facility and the DIP Revolving Facility, each a “DIP Facility” and together, the “DIP Facilities”) pursuant to the terms and conditions of this Preliminary Hearing Order and that certain Second Lien Super-Priority Debtor-in-Possession Credit Agreement, and as hereafter amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “DIP Term Facility Credit Agreement” and, together with the DIP Revolving Facility Credit Agreement, the “DIP Credit Agreements”), dated as of the DIP Closing Date, by and among Erickson, as borrower, the other Debtors as guarantors, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (in such capacities, collectively, the “DIP Term Facility Agent” and, together with the DIP Revolving Facility Agent, the “DIP Agents”), and the lenders named therein (the “DIP Term Facility Lenders”     For the purposes of this Preliminary Hearing Order, the DIP Lenders shall be the parties listed on Exhibit C hereto. and, together with the DIP Term Facility Agent and any other party to which DIP Term Facility Obligations (as defined below) are owed, the “DIP Term Facility Parties”; the DIP Term Facility Parties and the DIP Revolving Facility Parties shall be collectively referred to herein as the “DIP Parties”) and

(B) incur the “Obligations” under the DIP Term Facility Credit Agreement (such Obligations, as provided for, and defined in, the DIP Term Facility Credit Agreement, shall be referred to herein as the “DIP Term Facility Obligations” and, together with the DIP Revolving Facility Obligations, the “DIP Obligations”) (the DIP Term Facility Credit Agreement together with this Preliminary Hearing Order, the Final Hearing Order, and any and all related agreements, documents, certificates and instruments delivered or executed from time to time in connection therewith, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof, including the DIP Term Sheet, collectively, the “DIP Term Facility Documents” and, together with the DIP Revolving Facility Documents, the “DIP Documents”);
(3)authorization for the Debtors to execute and enter into the DIP Documents and to perform their respective obligations thereunder and such other and further acts as may be required in connection with the DIP Documents, including, without limitation, the payment of all principal, interest, fees, expenses and other amounts payable under the DIP Documents as such amounts become due and payable;
(4)authorization for the Debtors to provide adequate protection of the interests of the Existing First Lien Lenders in the Existing First Lien Collateral through the application of: (i) use all cash collateral consisting of (a) proceeds of “First Lien Collateral” (as defined in the Existing Intercreditor Agreement (as defined below)) in or coming into the possession or control of the Debtors, (b) any proceeds of Existing First Lien Adequate Protection Liens (as defined below) and (c) proceeds of any and all of the Debtors’ assets (other than the proceeds of the DIP Term Facility or the DIP Term Facility Priority Account as defined below) subject to liens granted to the DIP Revolving Facility Agent under this Preliminary Hearing Order, in each case, in reduction of the Existing First Lien Obligations (as defined below) (collectively, the “First Lien Repaid Obligations”) until such amounts are Paid In Full (as defined in the DIP Revolving Facility Credit Agreement or, prior to the Final Hearing Order, the DIP Term Sheet);

(5)authorization for the Debtors to grant security interests, liens and superpriority claims, including superpriority administrative claims pursuant to section 364(c)(1) of the Bankruptcy Code and liens pursuant to sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, to the DIP Agents, for the benefit of the DIP Parties, in the DIP Collateral (as defined herein), including, without limitation, all property constituting “Cash Collateral,” as defined in section 363(a) of the Bankruptcy Code, to secure all DIP Obligations, as more fully set forth in this Preliminary Hearing Order; provided that all liens, security interests, superpriority claims and administrative claims in favor of the (x) the DIP Term Facility (i) will prime and be senior to the liens and security interests in the DIP Collateral securing any prepetition indebtedness, other than the Existing First Lien Obligations, and (ii) will be junior to (A) the Carve-Out, (B) the liens on, and security interests in, the DIP Collateral securing the Existing First Lien Obligations under the Existing First Lien Credit Agreement (including, without limitation, any replacement liens constituting Existing First Lien Adequate Protection Liens) and (C) the liens on, and security interests in, the DIP Collateral securing the DIP Revolving Facility; provided, however, that the liens and security interests granted under the DIP Term Facility in the DIP Term Facility Priority Account, and all amounts held therein or credited thereto, will prime and be senior to the liens and security interests securing (1) any prepetition indebtedness, including the indebtedness under the Existing First Lien Credit Agreement (including, without limitation, any replacement liens constituting Existing First Lien Adequate Protection Liens) and (2) the DIP Revolving Facility; and (y) the DIP Revolving Facility will be junior in priority of lien and in payment to the Existing First Lien Obligations (including, without limitation, any replacement liens constituting Existing First Lien Adequate Protection Liens) until such Existing First Lien Obligations are Paid in Full;
(6)authorization for the Debtors to grant adequate protection to the Prepetition Secured Parties whose liens and security interests are being primed by the DIP Revolving Facility and DIP Term Facility, as set forth in Paragraphs 11 and 12 below, subject to the terms and conditions of the Existing Intercreditor Agreement (as defined below);
(7)authorization for the Debtors’ provision of adequate protection to (x) the Existing First Lien Parties and (y) the Existing Second Lien Parties, including for any Diminution in Value (as defined herein) of their interests in the Prepetition Collateral (as defined herein), including Cash Collateral, as set forth in Paragraphs 11 and 12 below, subject to the terms of the Existing Intercreditor Agreement;
(8)authorization for the Debtors to borrow under the DIP Term Facility up to an aggregate principal or face amount of $66,670,000 (subject to increase for fees and interest paid in kind), to be incurred as follows: (x) subject to the limitations set forth Paragraph 4 of this Preliminary Hearing Order, an Initial DIP Term Draw (as defined below) on the DIP Closing Date in an aggregate amount equal to 49,000,000 and (y) subject to the entry of the Final Hearing Order, the remaining amount of the DIP Term Facility (such loans, the “Additional DIP Term Loans”) in accordance with the DIP Term Facility Documents to (i) fund the First Lien Repayment (as defined below), (ii) fund expenses for working capital purposes of the Debtors and to otherwise fund the operations and administration of the Debtors during the Chapter 11 Cases, (iii) make adequate protection payments and (iv) pay costs and expenses in connection with the DIP Documents and the Chapter 11 Cases, including, but not limited to, professional expenses, subject to the terms of the DIP Intercreditor Agreement;
(9)authorization for the Debtors to borrow under the DIP Revolving Facility up to the maximum available amount from time to time pursuant to the terms and conditions of the DIP Revolving Facility Documents;
(10)authorization for the Debtors to waive and be prohibited from asserting any surcharge claim, under section 506(c) of the Bankruptcy Code or otherwise, for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the DIP

Parties or the Prepetition Secured Parties upon the DIP Collateral or the Prepetition Collateral (as applicable), subject to entry of the Final Hearing Order;
(11)authorization to not subject the DIP Parties or the Prepetition Secured Parties to the equitable doctrine of “marshaling” or any other similar doctrine with respect to the DIP Collateral or the Prepetition Collateral (as applicable); and authorization for the Prepetition Secured Parties to be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and for the “equities of the case” exception under section 552(b) to not apply to the Prepetition Secured Parties with respect to proceeds, products, offspring, or profits of any of the Prepetition Collateral;
(12)modification of the automatic stay imposed under section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the DIP Documents and this Preliminary Hearing Order; and
(13)the scheduling of a final hearing (the “Final Hearing”) on the Motion for a date that is before the thirty-fourth (34th) day after the Petition Date (as defined herein) to consider entry of a Final Hearing Order authorizing the borrowings under the DIP Facilities on a final basis and approval of notice procedures with respect thereto.
This Court having found that, under the circumstances, due and sufficient notice of the Motion and Interim Hearing was provided by the Debtors as set forth in Paragraph N below, and having held the Interim Hearing on November [ ], 2016, after considering all the pleadings, motions and other papers filed with this Court and as further stated on the record at the Interim Hearing; and this Court having overruled all unresolved objections to the interim relief requested in the Motion; and upon the record made by the Debtors at the Interim Hearing, the First Day Declaration, and the Declaration of Christopher Shepard, in Support of Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition on a Super-Priority Secured and Priming Basis, (B) Grant Liens and Superpriority Administrative Expense Status, (C) Use Cash Collateral of the Existing First Lien Parties and Existing Second Lien Parties, (D) Grant Adequate Protection to the

Existing First Lien Parties and Existing Second Lien Parties, and (E) Enter Into DIP Revolving Credit Facility and DIP Term Facility; (II) Modifying the Automatic Stay; (III) Scheduling A Final Hearing Pursuant to Bankruptcy Rules 4001(B) and 4001(C); and (IV) Granting Related Relief (the “Shepard Declaration”), and after due deliberation and consideration and good and sufficient cause appearing therefor:
THE COURT HEREBY FINDS AND CONCLUDES AS FOLLOWS:
A.Petition Date. On November 8, 2016 (the “Petition Date”), each Debtor filed a voluntary petition with this Court commencing a case under chapter 11 of the Bankruptcy Code. The Debtors are continuing to operate their businesses and manage their respective properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.
B.Jurisdiction and Venue. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Order of Reference of Bankruptcy Cases and Proceedings Nunc Pro Tunc entered by the United States District Court for the Northern District of Texas, dated August 3, 1984. This is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Debtors confirmed their consent to the entry of a final order by the Court in connection with the Motion to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments in connection with the Motion consistent with Article III of the United States Constitution. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The statutory and legal predicates for the relief sought herein are sections 105, 361, 362, 363 and 364 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001 and 9014 and the Local Rules.
C.Debtors’ Stipulations (Existing First Lien Credit Facility). Without prejudice to the rights of any other non-Debtor party-in-interest with standing (but subject to the limitations thereon described in Paragraph 15 below) (hereafter, the “Objection Provisions”), the Debtors hereby admit, acknowledge, agree and stipulate that:
(i)Pursuant to that certain Credit Agreement, dated as of May 2, 2013 (as the same has been and may be amended, restated, supplemented or otherwise modified from time to time prior to the Petition Date in accordance with the terms thereof, the “Existing First Lien Credit Agreement” and, together with all loan and security documents related thereto, the “Existing First Lien Credit Documents”), among Erickson and Erickson Helicopters, Inc., an Oregon corporation f/k/a Evergreen Helicopters, Inc. (“EH”), as co-borrowers, and each of their respective direct and indirect subsidiaries, as guarantors, the lenders party thereto (the “Existing

First Lien Lenders”), and Wells Fargo Bank, National Association, as agent (the “Existing First Lien Agent” and, together with the Existing First Lien Lenders the “Existing First Lien Parties”), the Existing First Lien Lenders provided a revolving credit facility to or for the benefit of the Debtors (the “Existing First Lien Credit Facility”).  As of the Petition Date, the Debtors were indebted to the Existing First Lien Parties in respect of loans made and letters of credit issued under the Existing First Lien Credit Facility in accordance with the Existing First Lien Credit Documents in the aggregate outstanding principal amount of $130,763,848.10, plus accrued and unpaid interest, fees, costs, expenses and other charges with respect thereto (collectively, the “Existing First Lien Obligations”);

(ii)To secure the Existing First Lien Obligations, the Debtors granted to the Existing First Lien Parties a first priority security interest in and lien (the “Existing First Lien Liens”) upon all “Collateral” under and as defined in the Existing First Lien Credit Documents (collectively, the “Existing First Lien Collateral”); the “Collateral” consists of, among other things, all of the (A) Debtors’ prepetition accounts; books; chattel paper; deposit accounts; goods, equipment, inventory, aircraft and engines, general intangibles, including, without limitation, intellectual property and intellectual property licenses; inventory; investment related property; negotiable collateral; supporting obligations; commercial tort claims; (B) money, Cash Equivalents, or other assets of the Debtor that now or hereafter come into the possession, custody or control of the Existing First Lien Agent (or its agent or designee); and (C) all of the proceeds (as such term is defined in the Uniform Commercial Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all proceeds resulting from the sale, lease, license, exchange, collection, or other disposition, of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing; and (D) all profits, income, and proceeds derived therefrom, and all accessions, substitutions, renewals, and improvements, replacements, and additions thereof, now owned or hereafter acquired by the Debtors, and all rights and property of any kind forming the subject matter of any of the foregoing existing as of the Petition Date, together with all post-petition proceeds and products thereof under Bankruptcy Code § 552(b). True and correct copies of all of the loan documents evidencing the Existing First Lien Obligations and the Existing First Lien Collateral have been attached to the Addendum to the Financing Motion [Docket No. 29] (the “Addendum”) which was filed on the Petition Date and such loan documents are incorporated herein for all purposes;

(iii)The first-priority security interests in and liens on the Existing First Lien Collateral were properly perfected by (A) the filing of UCC financing statements, with the Debtors, as debtors, and the Existing First Lien Agent, as secured party; (B) the filings         These stipulations do not apply to the following aircraft: S-76C+760497 PR-EAE. of aircraft mortgages and security agreements with the Federal Aviation Administration (the “FAA”), the International Registry (the “IR”) or, as applicable, the corresponding aviation agency of the nation in which the Debtors’ aircraft are located; and (C) the Debtors’ maintenance of the deposit account arrangements with the Existing First Lien Agent, pursuant to which the First Lien Agent maintains “control” for the purposes of the Uniform Commercial Code pursuant to Section 9.04(a)(1), as the bank with which the deposit accounts are maintained. True and correct copies of all of the financing statements, deposit control account agreements, and aircraft and engine mortgages and security agreements filed with the FAA, the IR, or, as applicable, the corresponding aviation agency of the nation in which the Debtors’ aircraft are located, are attached to the Addendum and are Incorporated herein for all purposes;

(iv)(a) the Existing First Lien Obligations constitute legal, valid, enforceable non-avoidable and binding obligations of Erickson and each of the guarantor Debtors party thereto; (b) as of the Petition Date, the Debtors are liable to the Existing First Lien Parties for all obligations, liabilities, and indebtedness of the Debtors to the Existing First Lien Parties, both absolute and contingent, existing prior to the Petition Date, together with all interest, fees, costs, commissions, and expenses accrued and accruing with respect thereto, and other costs payable or reimbursable to the First Lien Agent and the Existing First Lien Parties in the approximate unpaid principal amount of $130,763,848.10 (including extant letters of credit in the face amount of $2,978,969.06); (c) no offsets, defenses or counterclaims to the Existing First Lien Obligations exist; (d) no portion of the Existing First Lien Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law; (e) the Existing First Lien Credit Documents are valid, binding, enforceable and unavoidable by the Existing First Lien Parties against each of the Debtors; (f) the Existing First Lien Liens were properly perfected as of the Petition Date and constitute legal, valid, binding, enforceable, unavoidable and perfected liens in and to the Existing First Lien Collateral and are not subject to avoidance, reduction, disallowance, disgorgement, counterclaim, surcharge or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, and such liens have priority over any and all other liens on the Existing First Lien Collateral, subject only certain liens otherwise expressly permitted by the Existing First Lien Credit Documents (to the extent any such permitted liens were legal, valid, properly perfected, non-avoidable and senior in priority to the Existing First Lien Credit Documents as of the Petition Date or thereafter pursuant to section 546(b) of the Bankruptcy Code, the “First Lien Permitted Liens”); (g) the Existing First Lien Obligations constitute allowed secured claims against the Debtors’ estates and all interest, fees, costs and other charges accruing or otherwise arising after the Petition Date are allowable under section 506(b) of the Bankruptcy Code; and (h) the Debtors and their estates have no claim, counterclaim, objection, defenses, set-off rights, challenge or cause of action against the Existing First Lien Parties or any of their respective affiliates, parents, subsidiaries, partners, controlling persons, agents, attorneys, advisors, professionals, officers, directors and employees, whether arising under applicable state or federal law (including, without limitation, any recharacterization, or other equitable relief that might otherwise impair the Existing First Lien Parties or their interest in the Collateral, subordination, avoidance or other claims arising under or pursuant to sections 105, 510 or 542 through 553 of the Bankruptcy Code), in connection with the Existing First Lien Credit Agreement or the transactions contemplated thereunder or the Existing First Lien Obligations, including without limitation, any right to assert any disgorgement or recovery; and subject to the limitations thereon described in Paragraph 15 below, the Debtors and their estates hereby release and discharge any and all such claims, counterclaims, objections, defenses, set-off rights, challenges and causes of action;

(v)All of the Debtors’ cash, including any cash in deposit accounts of the Debtors, wherever located, constitutes Cash Collateral of the Existing First Lien Parties and the Second Lien Parties (as defined below), as applicable;

(vi)As a result of the commencement of the Chapter 11 Cases, the Debtors are in default of their debts and obligations under the Existing First Lien Documents;

(vii)Any order entered by the Court in relation to the establishment of a bar date for any claims (including administrative expense claims) in any of the Chapter 11 Cases shall not apply to the Existing First Lien Parties with respect to the Existing First Lien Obligations;

(viii)The Debtors agree, on a joint and several basis, to indemnify and hold harmless the DIP Parties and each Indemnified Party (defined below) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorney’s fees) or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party in any way relating to or arising out of any of the DIP Documents or any other document contemplated hereby or thereby or the transactions contemplated thereby or by this Preliminary Hearing Order (including, without limitation, the exercise by the DIP Parties of discretionary rights granted under the DIP Documents) or any action taken or omitted by the DIP Agents or the DIP Lenders under any of the DIP Documents or any document contemplated hereby or thereby; provided, that the Debtors do not have any obligation to indemnify and hold harmless any Indemnified Party under this Paragraph with respect to any matter solely resulting from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. The Debtors further agree that all indemnities of the Indemnified Parties shall be secured by the DIP Collateral and afforded all of the priorities and protections afforded to the DIP Obligations under this Preliminary Hearing Order and the DIP Documents; and

(ix)In administering or determining to make any loan under the DIP Facilities, the DIP Documents, the Prepetition Debt Documents, the Existing First Lien Obligations, this Preliminary Hearing Order or the Final Hearing Order, or in exercising any rights or remedies as and when permitted thereunder, none of the DIP Revolving Facility Parties, DIP Term Facility Parties, Existing First Lien Parties or Existing Second Lien Parties are in control of the operations of the Debtors or acting as a “responsible person” or “owner or operation” with respect to such parties’ role if any, as mortgagee in possession, or on account of the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive and Liability Act, 29 U.S.C. § 9601 et seq., as amended, or any similar federal or state statute).

D.Debtors’ Stipulations (Second Lien Notes). Without prejudice to the rights of any other non-Debtor party-in-interest with standing (but subject to the limitations thereon described in Paragraph 15 below), the Debtors hereby admit, acknowledge, agree and stipulate that:
(i)Pursuant to that certain Indenture dated as of May 2, 2013 (as the same has been and may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Existing Second Lien Indenture” and, together with all other agreements, instruments, notes, guaranties and other documents executed in connection therewith, the “Existing Second Lien Notes Documents” and, together with the Existing First Lien Documents, the “Prepetition Debt Documents”), among Erickson, as issuer, the guarantors party therein, and Wilmington Trust, National Association, as trustee and notes collateral agent (in such capacity, the “Indenture Trustee” and, together with the

Existing First Lien Agent, the “Prepetition Agents”), Erickson issued the 8.25% Second Lien Senior Secured Notes due 2020 (the “Existing Second Lien Notes” and, the holders of such Existing Second Lien Notes, the “Existing Second Lien Noteholders” and, together with the Indenture Trustee, the “Existing Second Lien Parties” and, together with the Existing First Lien Parties, the “Prepetition Secured Parties”). As of the Petition Date, approximately USD $355,000,000 in aggregate principal amount of Existing Second Lien Notes, together with any amounts incurred or accrued but unpaid prior to the Petition Date in accordance with the Existing Second Lien Notes Documents, including but not limited to, accrued and unpaid interest, any fees, costs, expenses and disbursements as provided under the Existing Second Lien Notes Documents (collectively, the “Existing Second Lien Obligations” and, together with the Existing First Lien Obligations, the “Prepetition Secured Parties Obligations”) was outstanding;

(ii)To secure the Existing Second Lien Obligations, the Debtors granted to the Existing Second Lien Parties a second priority security interest in and lien (the “Existing Second Priority Liens” and, together with the Existing First Lien Liens, the “Prepetition Secured Parties Liens”) upon all “Collateral” under and as defined in the Existing Second Lien Notes Documents (which “Collateral” is the same as the Existing First Lien Collateral) (collectively, the “Existing Second Lien Collateral” and, together with the Existing First Lien Collateral, the “Prepetition Collateral”);

(iii)(a) the Existing Second Lien Obligations constitute legal, valid, enforceable non-avoidable and binding obligations of Erickson, as issuer, and each of the guarantors party thereto; (b) as of the Petition Date, the Debtors are liable to the Existing Second Lien Parties for all obligations, liabilities, and indebtedness of the Debtors to the Existing Second Lien Parties, both absolute and contingent, existing prior to the Petition Date, together with all interest, fees, costs, commissions, and expenses accrued and accruing with respect thereto, and other costs payable or reimbursable to the Indenture Trustee and the Existing Second Lien Parties in the approximate unpaid principal amount of $355,000,000; (c) no offsets, defenses or counterclaims to the Existing Second Lien Obligations exist; (d) no portion of the Existing Second Lien Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law; (e) the Existing Second Lien Notes Documents are valid, binding, enforceable and unavoidable by the Existing Second Lien Parties against each of the Debtors; (f) the Existing Second Priority Liens were properly perfected as of the Petition Date and constitute legal, valid, binding, enforceable, unavoidable and perfected liens in and to the Existing Second Lien Collateral and are not subject to avoidance, reduction, disallowance, disgorgement, counterclaim, surcharge or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, and such liens have priority over any and all other liens on the Existing Second Lien Collateral, subject only to the Existing First Lien Liens (subject to the Existing Intercreditor Agreement (as defined below) and certain liens otherwise expressly permitted by the Existing Second Lien Notes Documents (to the extent any such permitted liens were legal, valid, properly perfected, non-avoidable and senior in priority to the Existing Second Priority Liens as of the Petition Date or thereafter pursuant to section 546(b) of the Bankruptcy Code, the “Indenture Permitted Liens” and, together with the First Lien Permitted Liens, the “Prepetition Permitted Liens”); (g) the Existing Second Lien Obligations constitute allowed secured claims against the Debtors’ estates to the extent of the value of the Existing Second Lien Parties’ interest in the Existing Second Lien Collateral; and (h) the Debtors and their estates have no claim, counterclaim, objection, defenses, set-off rights, challenge or cause of action against the

Existing Second Lien Parties or any of their respective affiliates, parents, subsidiaries, partners, controlling persons, agents, attorneys, advisors, professionals, officers, directors and employees, whether arising under applicable state or federal law (including, without limitation, any recharacterization, or other equitable relief that might otherwise impair the Existing Second Lien Parties or their interest in the Collateral, subordination, avoidance or other claims arising under or pursuant to sections 105, 510 or 542 through 553 of the Bankruptcy Code), in connection with the Existing Second Lien Indenture or the transactions contemplated thereunder or the Existing Second Lien Obligations, including without limitation, any right to assert any disgorgement or recovery; and subject to the limitations thereon described in Paragraph 15 below, the Debtors and their estates hereby release and discharge any and all such claims, counterclaims, objections, defenses, set-off rights, challenges and causes of action;

(iv)The respective priorities of (a) the Existing First Lien Liens and (b) the Existing Second Priority Liens are governed by terms and conditions set forth in that certain Intercreditor Agreement, dated as of May 2, 2013 (the “Existing Intercreditor Agreement”) by and between the Existing First Lien Agent and the Indenture Trustee;

(v) All of the Debtors’ cash, including any cash in deposit accounts of the Debtors, wherever located, constitutes Cash Collateral of the Existing First Lien Parties and the Existing Second Lien Parties, as applicable;

(vi)As a result of the commencement of the Chapter 11 Cases, the Debtors are in default of their debts and obligations under the Existing Second Lien Notes Documents;

(vii)Any order entered by the Court in relation to the establishment of a bar date for any claims (including administrative expense claims) in any of the Chapter 11 Cases shall not apply to the Existing Second Lien Note Parties with respect to the Existing Second Lien Notes Obligations;

(viii)The Debtors agree, on a joint and several basis, to indemnify and hold harmless the DIP Parties and each Indemnified Party (defined below) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorney’s fees) or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party in any way relating to or arising out of any of the DIP Documents or any other document contemplated hereby or thereby or the transactions contemplated thereby or by this Preliminary Hearing Order (including, without limitation, the exercise by the DIP Parties of discretionary rights granted under the DIP Documents) or any action taken or omitted by the DIP Agents or the DIP Lenders under any of the DIP Documents or any document contemplated hereby or thereby; provided, that the Debtors do not have any obligation to indemnify and hold harmless any Indemnified Party under this Paragraph with respect to any matter solely resulting from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. The Debtors further agree that all indemnities of the Indemnified Parties shall be secured by the DIP Collateral and afforded all of the priorities and protections afforded to the DIP Obligations under this Preliminary Hearing Order and the DIP Documents; and

(ix)In administering or determining to make any loan under the DIP Facilities, the DIP Documents, the Prepetition Debt Documents, the Existing First Lien Obligations, this

Preliminary Hearing Order or the Final Hearing Order, or in exercising any rights or remedies as and when permitted thereunder, none of the DIP Revolving Facility Parties, DIP Term Facility Parties, Existing First Lien Parties or Existing Second Lien Parties are in control of the operations of the Debtors or acting as a “responsible person” or “owner or operation” with respect to such parties’ role if any, as mortgagee in possession, or on account of the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive and Liability Act, 29 U.S.C. § 9601 et seq., as amended, or any similar federal or state statute).

E.Need for Post-Petition Financing. Based upon the pleadings, the Shepard Declaration, and proceedings of record in the Chapter 11 Cases, the Debtors do not have sufficient available sources of working capital and financing to carry on the operation of their businesses without the DIP Facilities. The Debtors’ ability to maintain business relationships with their vendors, suppliers, and employees, to make payroll, to make capital expenditures and to satisfy other working capital and operational needs and otherwise finance their operations is essential to the Debtors’ continued viability. In addition, based on the record presented at the Interim Hearing: (i) the Debtors’ critical need for financing is immediate and the entry of this Preliminary Hearing Order is necessary to avoid immediate and irreparable harm to the Debtors’ estates; (ii) in the absence of the DIP Facilities, the continued operation of the Debtors’ businesses would not be possible and serious and irreparable harm to the Debtors and their estates would occur; and (iii) the preservation, maintenance and enhancement of the going concern value of the Debtors are of the utmost significance and importance to a successful reorganization of the Debtors.
F.No Credit on More Favorable Terms. Given their current financial condition, financing arrangements and capital structure, the Debtors are unable to obtain the consensual use of Cash Collateral, are unable to obtain sufficient interim and long-term financing from sources other than the DIP Lenders on terms more favorable than under the DIP Facilities and the DIP Documents, and are unable to obtain unsecured credit allowable as an administrative expense under section 503(b)(1) of the Bankruptcy Code. New credit is unavailable to the Debtors without providing the DIP Agents for the benefit of the DIP Parties the (i) DIP Superpriority Claims (as defined herein) and (ii) DIP Liens (as defined herein) in the DIP Collateral, as provided herein and in the DIP Documents. Further, the Existing First Lien Lenders and the Existing Second Lien Parties have demanded adequate protection of their interests in the Existing First Lien Collateral and Existing Second Lien Collateral, as applicable, which the Debtors have provided for under the terms of the Preliminary Hearing Order.
G.Findings Regarding the DIP Facilities. Based upon the pleadings and proceedings of record in the Chapter 11 Cases, (i) the terms and conditions of each DIP Facility are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration, (ii) each DIP Facility has been negotiated in good faith and at arm’s length among the Debtors and the DIP Parties and (iii) all credit extended, loans made and other financial accommodations extended to the Debtors by the DIP Parties have been extended, issued or made, as the case may be, in “good faith” within the meaning of section 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by Bankruptcy Code section 364(e), and each of the DIP Facilities, the DIP Liens and the DIP Superpriority Claims shall be entitled to the full protection of Bankruptcy Code section 364(e) in the event that this Preliminary Hearing Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.
H.Need for Use of Cash Collateral. An immediate and critical need exists for the Debtors to use the Cash Collateral (in addition to the DIP Facilities) for the purposes of providing adequate protection to the Existing First Lien Lenders of their interests in the Existing First Lien Collateral as provided herein and enabling the advancement of funds under the DIP Revolving Facility to continue to operate their businesses in the ordinary course, pay wages, maintain business relationships with vendors and suppliers, make payroll, make capital expenditures and generally conduct their business affairs so as to avoid immediate and irreparable harm to their estates and the value of their assets (subject to and within the limits imposed by the terms of this Preliminary Hearing Order).
I.Use of Proceeds of the DIP Term Facility. As a condition to entry into the DIP Documents, the extension of credit under the DIP Term Facility, the DIP Term Parties require, and the Debtors have agreed, that proceeds of the DIP Term Facility shall be used, in each case only in a manner consistent with the terms and conditions of the DIP Documents, and in accordance with the DIP Budget (as defined herein) and this Preliminary Hearing Order, (i) following entry of the Preliminary Hearing Order and subject to the limitations set forth in Paragraph 4 thereof, to repay the outstanding loans under the Existing First Lien Credit Facility in a principal amount equal to $14,890,364 (such repayment, the “First Lien Repayment”), plus the aggregate amount of all costs and expenses set forth in the DIP Budget for the period from the Petition Date to the date that is 34 days following the Petition Date, (ii)(A) to pay transaction costs, fees and expenses that are incurred in connection with each of the DIP Facilities, (B) for working capital and general corporate purposes of the Borrower and the Guarantors, and (C) to make payments providing for adequate protection in favor of the Existing Second Lien Parties as set forth in Paragraph 12 below.
J.Use of Proceeds of the DIP Revolving Facility. As a condition to entry into the DIP Documents, the extension of credit under the DIP Revolving Facility, the DIP Revolving Parties require, and the Debtors have agreed, that proceeds of the DIP Revolving Facility shall be used, in each case only in a manner consistent with the terms and conditions of the DIP Documents, and in accordance with the DIP Budget and this Preliminary Hearing Order, to (i) pay transaction costs, fees and expenses that are incurred in connection with the DIP Revolving Facility, (ii) pay, when due, those expenses enumerated in the DIP Budget, subject to any permitted variance under the DIP Revolving Facility, and (iii) make payments providing for adequate protection for the benefit of the Existing First Lien Lenders as set forth in the section in Paragraph 11 below. Each of the Debtors, acting through its Chief Restructuring Officer or such other individuals as may be so authorized to act on behalf of such Debtor, is hereby authorized to execute and deliver each of the DIP Documents, such execution and delivery to be conclusive of its authority to act in the name of and on behalf of such Debtor.
K.DIP Term Facility Backstop Parties and Syndication Procedures. Funds and/or accounts affiliated with, or managed and/or advised by, Wayzata Investment Partners LLC, MHR Fund Management LLC, Foxhill Opportunity Fund L.P. and Corbin Opportunity Fund (together with their respective successors and permitted assignees, each a “Backstop Party” and collectively, the “Backstop Parties”) will, severally and not jointly, backstop the DIP Term Facility in the amounts set forth in the DIP Term Facility Documents. Subject to entry of the Final Hearing Order, eligible Existing Second Lien Noteholders shall be offered the right to participate in the DIP Term Facility on a ratable basis following the funding of the Additional DIP Term Loans pursuant to procedures satisfactory to the DIP Term Facility Agent and the Backstop Parties, which shall include, among other things, a provision that any Existing Second Lien Noteholders participating in such offer shall agree to be bound by that certain Creditor Support Agreement, dated as of November 8, 2016.
L.Adequate Protection. The Existing First Lien Parties and the Existing Second Lien Parties have each demanded adequate protection of their interests and are each entitled to receive adequate protection as set forth in this Preliminary Hearing Order pursuant to sections 361, 363 and 364 of the Bankruptcy Code, as set forth in Paragraphs 11 and 12 below, for any diminution in the value of their respective interests in the Prepetition Collateral (including Cash Collateral) from and after the Petition Date resulting from, among other things, (i) the Debtors’ use, sale or lease of such collateral, (ii) market value decline of such collateral, (iii) the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code, and (iv) the subordination to the Carve-Out (as defined herein) (collectively, and solely to the extent of any such diminution in value, the “Diminution in Value”).
M.Existing First Lien Bank Accounts. The Debtors are authorized and directed, and shall coordinate the same with the United States Trustee’s office: (i) to continue the existing operating and collection account agreements and concentration account agreements as set forth in the Existing First Lien Credit Documents with such banks mutually acceptable to the Existing First Lien Agent and the Debtors and reflected in the Debtors’ first day pleadings (the “Banks”); (ii) to exercise their reasonable best efforts to collect all proceeds of the DIP Collateral; (iii) to immediately deposit all proceeds of the DIP Collateral received by the Debtors into the operating and collection accounts established for the benefit of the Existing First Lien Agent for subsequent transfer to the Existing First Lien Agent’s Accounts (as defined in the Existing First

Lien Credit Agreement) and further application in accordance with the terms of the Existing First Lien Credit Documents and this Preliminary Hearing Order; and (iv) to instruct all account debtors and other parties, now or hereafter obligated to pay the Debtors, to remit such payments to the Cash Management Accounts (as defined in the Existing First Lien Credit Agreement), or, at the Existing First Lien Agent’s election, directly to the Lender's Account; and (v) enter into such agreements as may be necessary to effectuate such arrangements. By this Preliminary Hearing Order, this Court confirms that the Existing First Lien Agent and Existing First Lien Lenders are granted, and shall continue to have, a first-priority, perfected security interest in and lien on the Debtors’ bank accounts and all deposits therein, together with all funds in the Debtors’ lockbox, collection accounts, and disbursement accounts (except for the Debtors’ payroll account and payroll trust account). Notwithstanding anything to the contrary contained herein, the requirements of this Paragraph M shall not apply to the DIP Term Facility Priority Account and all amounts held therein or credited thereto (including, without limitation, the proceeds of DIP Loans under the DIP Term Facility).
N.Notice. Telephonic, facsimile notice or overnight mail notice of this Interim Hearing and the proposed entry of this Preliminary Hearing Order has been provided to: (i) the twenty-five (25) largest unsecured creditors on a consolidated basis; (ii) the Office of the United States Trustee for the Northern District of Texas (the “U.S. Trustee”); (iii) counsel to the proposed DIP Term Facility Agent; (iv) counsel to the proposed DIP Revolving Facility Agent; (v) counsel to the Existing First Lien Agent; (vi) counsel to the Backstop Parties; (vii) counsel to the Indenture Trustee; (viii) all known parties asserting a lien against the DIP Collateral; and (ix) any other party that has filed a request for notice pursuant to Bankruptcy Rule 2002 or are required to receive notice under the Bankruptcy Rules and the Local Rules. Requisite notice of the Motion and the relief requested thereby and this Preliminary Hearing Order has been provided in accordance with Bankruptcy Rule 4001, and no other notice need be provided for entry of this Preliminary Hearing Order.
O.Immediate Entry. The Debtors have requested immediate entry of this Preliminary Hearing Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). Absent entry of this Preliminary Hearing

Order, the Debtors’ businesses, properties and estates will be immediately and irreparably harmed. This Court concludes that entry of this Preliminary Hearing Order is in the best interests of the Debtors’ respective estates and creditors as its implementation will, among other things, allow for the continued operation of the Debtors’ existing businesses and enhance the Debtors’ prospects for successful reorganization.
Based on the foregoing, and upon the record made before this Court at the Interim Hearing, and good and sufficient cause appearing therefor,
IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1.Approval of Preliminary Hearing Order. The Motion is approved on the terms and conditions set forth in this Preliminary Hearing Order. Any objections to the interim relief requested in the Motion that have not previously been withdrawn, waived or settled, and all reservations of rights included therein, are hereby denied and overruled. This Preliminary Hearing Order shall become effective immediately upon its entry.
2.Approval of DIP Documents; Authority Thereunder. The Debtors are hereby authorized to enter into, and execute and deliver, the DIP Documents, including the DIP Credit Agreements, and such additional documents, instruments, certificates and agreements as may be required or requested by the DIP Parties to implement the terms or effectuate the purposes of this Preliminary Hearing Order and the DIP Documents. To the extent not entered into as of the date hereof, the Debtors shall negotiate the DIP Documents in good faith and in all respects such DIP Documents shall be consistent with the terms of the DIP Term Sheet and otherwise acceptable to the Debtors and each DIP Agent (and in the case of the DIP Term Facility Agent, the Requisite DIP Term Lenders (as defined herein)). Upon entry of this Preliminary Hearing Order and until execution and delivery of the DIP Credit Agreements and other DIP Documents, the Debtors shall be bound by (x) the terms and conditions and other provisions set forth in DIP Term Sheet, with the same force and effect as if duly executed and delivered to the DIP Agents by the Debtors, and (y) this Preliminary Hearing Order, and this Preliminary Hearing Order and the DIP Term Sheet shall govern and control the DIP Facilities.  Upon execution and delivery of the DIP Credit Agreements and other DIP

Documents, the DIP Term Sheet shall be superseded by the DIP Credit Agreements and other DIP Documents, and this Preliminary Hearing Order, the DIP Credit Agreements and other DIP Documents shall govern and control DIP Facilities. Upon execution and delivery thereof, the DIP Documents shall constitute valid and binding obligations of the Debtors enforceable in accordance with their terms. To the extent there exists any conflict among the terms and conditions of the Motion, the DIP Documents, and this Preliminary Hearing Order, the terms and conditions of this Preliminary Hearing Order shall govern and control. To the extent there is a conflict between the terms and conditions of the Motion and the DIP Documents, the terms and conditions of the DIP Documents shall govern.
3.Validity of DIP Documents. Upon execution and delivery of the DIP Documents, each of the DIP Documents shall constitute, and is hereby deemed to be, the legal, valid and binding obligation of the Debtors party thereto, enforceable against each such Debtor in accordance with its terms. Loans advanced under the DIP Documents (the “DIP Loans”) until the Final Hearing will be made to fund the Debtors’ working capital and general corporate needs, in each case, in the ordinary course of business to the extent permitted under the DIP Documents and the DIP Budget, and to pay such other amounts as are required or permitted to be paid pursuant to the DIP Documents, this Preliminary Hearing Order and any other orders of this Court. No obligation, payment, transfer or grant of security under the DIP Documents or this Preliminary Hearing Order with respect to either or both of the DIP Facilities shall be stayed, restrained, voided, voidable or recoverable under the Bankruptcy Code or under any applicable non-bankruptcy law, or subject to any defense, reduction, setoff, recoupment or counterclaim.
4.Authorization to Borrow. Upon entry of this Preliminary Hearing Order, the Debtors are immediately authorized to borrow (i) from the DIP Term Facility Lenders under the DIP Term Facility in an aggregate principal amount equal to $49,000,000 (the “Initial DIP Term Draw”), subject to the terms and conditions set forth in the DIP Term Facility Documents and this Preliminary Hearing Order, and (ii) from the DIP Revolving Facility Lenders under the DIP Revolving Facility and subject to the terms and conditions set forth in the DIP Revolving Facility Documents, in an aggregate principal amount up to

$116,000,000, which, to the extent authorized pursuant to this Preliminary Hearing Order, shall include the First Lien Repaid Obligations (plus interest, fees and other expenses and amounts provided for in the DIP Revolving Facility Documents); provided, that prior to the execution and delivery of the DIP Credit Agreements and the other DIP Documents, the aggregate amount of funds withdrawn from the DIP Term Facility Priority Account, other than amounts required for the First Lien Repayment, shall not exceed $22,964,000 (or such other amount as may be agreed by the Requisite DIP Term Lenders in writing); provided further, that if access to the remaining portion of the DIP Term Facility is restricted pursuant to the foregoing proviso, DIP Revolving Agent will have the discretion to cease making DIP Revolving Loans until full access to the DIP Term Facility is reinstated. Subject to the terms and conditions of this Interim Order, the DIP Documents and in accordance with the DIP Budget, the Debtors are authorized to use Cash Collateral until the date upon which the Debtors’ right to use Cash Collateral is terminated pursuant to the DIP Documents.
5.Authorization of Payment of First Lien Repaid Obligations. The Debtors are authorized to provide adequate protection of the interests of the Existing First Lien Lenders in the Existing First Lien Collateral by applying all cash collateral consisting of (a) proceeds of “First Lien Collateral” (as defined in the Existing Intercreditor Agreement) coming into the possession or control of the Debtors, (b) any proceeds of Existing First Lien Adequate Protection Liens (as defined below) and (c) proceeds of any and all of the Debtors’ assets (other than the proceeds of the DIP Term Facility, except for the First Lien Repayment defined below, and the amounts on deposit in the DIP Term Facility Priority Account) subject to liens granted to the DIP Revolving Facility Agent under this Preliminary Hearing Order, solely in order to reduce the First Lien Repaid Obligations arising under or in connection with the Existing First Lien Credit Agreement.
6.Use of Proceeds.
(a)From and after the entry of this Preliminary Hearing Order, the Debtors shall use advances of credit under the DIP Facilities only for the express purposes specifically set forth in this Preliminary Hearing Order, the DIP Documents and in compliance with the DIP Budget, subject to the variances set forth in the applicable DIP Documents and Paragraphs 6(c) and 6(d) hereof.
(b)In accordance with the DIP Budget and the DIP Orders, the proceeds of the Initial DIP Term Draw will be used to fund (i) the First Lien Repayment, and (ii) the aggregate amount of all costs, fees and expenses set forth in the DIP Budget for the period from the Petition Date to the date that is 34 days following the Petition Date.
(c)In accordance with the DIP Budget and the DIP Orders, the proceeds of the Additional DIP Term Loans will be used (i) to pay transaction costs, fees and expenses that are incurred in connection with the DIP Term Facility, (ii) for working capital and general corporate purposes of the Debtors, and (iii) to make payments providing for adequate protection in favor of the Prepetition Secured Parties as set forth in Paragraphs 11 and 12 below.
(d)Other than the First Lien Repayment, which shall be paid to the Existing First Lien Agent for the ratable benefit of the Existing First Lien Lenders, all proceeds of the DIP Term Loans under the DIP Term Facility shall be deposited into a separate segregated account of the Borrower (the “DIP Term Facility Priority Account”) and invested at all times in cash and Cash Equivalents (as defined in the DIP Term Facility Documents). The DIP Term Facility Priority Account shall be at, and under the sole dominion and control of, the DIP Term Agent, and withdrawals from such account shall be pursuant to withdrawal procedures satisfactory to the Backstop Parties and shall only be used for the permitted purposes under this Preliminary Hearing Order, the DIP Term Sheet, the DIP Term Facility Documents, and in accordance with the DIP Budget (as defined below) or to make payments on the DIP Term Facility. Under no circumstances may any cash, funds, securities, financial assets or other property held in or credited to the DIP Term Facility Priority Account or the proceeds thereof held therein or credited thereto be used to pay for any purpose not permitted under this Preliminary Hearing Order or the DIP Term Facility Documents. The Debtors shall not deposit any amounts in the DIP Term Facility Priority Account other than the proceeds of the DIP Term Loans as described herein and in the DIP Term Facility Documents. Notwithstanding anything to the contrary contained herein or in any DIP Document, every provision set forth in this Paragraph 6(d) is subject in all respects to the Carve-Out (as defined below). The Borrower may request a disbursement of funds from the DIP Term Facility Priority Account, and the DIP Term Facility Agent may honor such request, subject to the terms described herein and in the DIP Term Facility Documents, including without limitation, that each such disbursement shall be in accordance with the DIP Budget; provided, however, with respect to any disbursement of funds from the DIP Term Facility Priority Account, the DIP Term Facility Agent shall be entitled to all protections set forth in the DIP Term Facility Documents, including, without limitation, that the DIP Term Facility Agent may rely upon, and shall be fully protected in relying upon, any notice, certificate, or request from the Borrower delivered in connection with such disbursement. The DIP Term Facility Agent shall have the right to deduct from and pay interest, fees and expenses of the DIP Term Facility Obligations from the proceeds in the DIP Term Facility Priority Account (including the fees and expenses of the DIP Term Facility Agent), subject to and in accordance with Paragraph 8 below.
(e)In accordance with the DIP Budget (as defined herein, and subject to any permitted variances) and this Preliminary Hearing Order, to (i) pay transaction costs, fees and expenses that are incurred in connection with the DIP Revolving Facility, (ii) pay, when due, those expenses enumerated in the DIP Budget, subject to any permitted variance under the DIP Revolving Facility, and (iii) make payments providing for adequate protection for the benefit of the Existing First Lien Lenders as set forth in the section in Paragraph 11 below.
7.DIP Budget.
(a)     General. Except as otherwise provided herein or approved by the DIP Parties in accordance with the DIP Documents, the proceeds of the DIP Facilities shall be used only in compliance with the DIP Budget (subject to any permitted variances). Attached as Exhibit B hereto and incorporated by reference herein is a summary 13-week cash flow forecast setting forth “Operating Disbursements,” “Receipts” and “Cash Flow After Debt Service” on a weekly basis for the period beginning as of the week of the DIP Closing Date through the 13-week period following the DIP Closing Date (a more detailed version of such cash-flow forecast delivered to the DIP Agents and DIP Lenders, the Indenture Trustee and the U.S. Trustee on or prior to the date hereof, hereinafter, the “Initial Budget”). Upon entry of this Preliminary Hearing Order, the Debtors shall deliver the Initial Budget, with detailed line-items, to the DIP Agents and the DIP Lenders, which Initial Budget shall be deemed a DIP Budget (defined below).
(b)    Budget Covenants. On the Wednesday of every fourth week after the DIP Closing Date (commencing with the last Wednesday of the four full weeks after the DIP Closing Date; with the first delivery, for the avoidance of doubt, to be made on Wednesday, December 7, 2016), the Debtors shall deliver to the DIP Agents (for further delivery to the DIP Lenders) and the Indenture Trustee, an update to the Initial Budget or the DIP Budget then in effect, as the case may be, in form and substance reasonably satisfactory to the DIP Revolving Facility Agent and Requisite DIP Term Lenders, for the period commencing (and including) the week immediately following such date through (and including) the 13th week thereafter (each, a “DIP Budget”). To the extent reasonably satisfactory to the DIP Revolving Facility Agent and Requisite DIP Term Lenders in accordance with the immediately preceding sentence, and the DIP Revolving Facility Agent, at the direction of the Required Lenders under the DIP Revolving Facility Credit Agreement (the “Required Revolving Lenders”), each such update to the Initial Budget or DIP Budget then in effect, as the case may be, that is delivered in accordance with this Paragraph 7(b) of this Preliminary Hearing Order and the applicable DIP Documents shall be deemed the new DIP Budget then in effect and shall replace any previously delivered or approved DIP Budget. Until replaced by an updated DIP Budget, the prior DIP Budget shall remain in effect for all purposes hereof and the DIP Documents. Any amendments made to the Initial Budget or DIP Budget shall be consistent with the terms of this Preliminary Hearing Order.
(c)    Not later than 1:00 p.m. (Pacific time) on the Wednesday of each week after the DIP Closing Date, the Debtors shall deliver to the DIP Agents (for further delivery to the DIP Lenders) and the Indenture Trustee, a report (a “Variance Report”) comparing the actual “Operating Disbursements,” “Receipts” and “Cash Flow After Debt Service” of the Obligors for the immediately preceding test period that is required to be tested under the DIP Documents, in each case, to the corresponding values set forth in the DIP Budget then in effect for such period.
8.Payment of DIP Fees and Expenses.
(a)The Debtors are hereby authorized and directed to pay, solely from the proceeds of the DIP Term Facility, upon demand all fees, costs, expenses and other amounts payable under the terms of the DIP Term Facility Documents (including without limitation the agency fees of the DIP Term Facility Agent, the Closing Fee and the Put Option Premium, each as defined in the DIP Term Sheet) and all other reasonable fees and out-of-pocket costs and expenses of the DIP Term Facility Parties in accordance with the terms of this Preliminary Hearing Order, the DIP Term Sheet or the DIP Term Facility Documents as applicable (including, without limitation, the reasonable prepetition and postpetition fees and out-of-pocket costs and expenses of one lead counsel and one financial advisor for the ad hoc group of Existing Second Lien Noteholders (the “Ad Hoc Group”) (which shall initially be Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Capital, Inc.) and any other necessary local or regulatory counsel for the Ad Hoc Group, and one lead counsel for the DIP Term Facility Agent (which shall initially be Ropes & Gray LLP) and any other necessary local or regulatory counsel for the DIP Term Facility Agent (collectively, the “DIP Term Facility Fees”) in accordance with Paragraph 8(c) below. For the avoidance of doubt, and notwithstanding anything in this Preliminary Hearing Order to the contrary, the DIP Term Facility Fees that are payable in cash shall only be payable from the proceeds of the DIP Term Facility.
(b)The Debtors are hereby authorized and directed to pay, solely from the proceeds of the DIP Revolving Facility, upon demand all other fees, costs, expenses and other amounts payable under the terms of the DIP Revolving Facility Documents and all other reasonable fees and out-of-pocket costs and expenses of the DIP Revolving Facility Parties in accordance with the terms of the DIP Revolving Facility Documents subject to receiving a written invoice therefor (collectively, the “DIP Revolving Facility Fees” and, together with the DIP Term Facility Fees, the “DIP Facility Fees”). For the avoidance of doubt, and notwithstanding anything in this Preliminary Hearing Order to the contrary, the DIP Revolving Facility Fees shall only be payable from the proceeds of the DIP Revolving Facility.
(c)None of such DIP Facility Fees shall be subject to Court approval or U.S. Trustee guidelines, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court.  The Debtors shall pay the DIP Facility Fees in accordance with the terms and conditions of this Preliminary Hearing Order within five (5) days after receipt of the applicable summary invoice (which may be redacted for privileged information).  All such unpaid fees, costs, expenses and other amounts owed or payable to the DIP Parties shall be secured by the DIP Collateral and afforded all of the priorities and protections afforded to the DIP Obligations under this Preliminary Hearing Order and the DIP Documents, subject to this Preliminary Hearing Order and the DIP Intercreditor Agreement.
(d)All repayments of principal amounts of the DIP Term Facility, whether through optional prepayments, mandatory prepayments, at maturity, upon acceleration or otherwise, shall be subject to a premium in an amount equal to 7.5% of the principal amount of DIP Term Facility to be repaid (the “Exit Premium”), which shall be payable in cash; provided, (i) if Backstop Parties holding 66.67% in the amount of the outstanding DIP Term Loans owned by the Backstop Parties participate in the placement or issuance of equity, debt or any other rights offering, instrument or security that results in the Debtors’ consummation of a chapter 11 plan (an “Exit Financing”), the Exit Premium due to all DIP Term Lenders shall be waived and (ii) the entire Exit Premium due to all DIP Term Lenders may be waived by the Backstop Parties holding 66.67% in the amount of the outstanding DIP Term Loans owned by the Backstop Parties, in their sole discretion; provided, further, however, that the obligations under the Existing First Lien Credit Agreement (other than the Refinancing Accommodation Fee) and the obligations under the DIP Revolving Facility shall have been Paid in Full.
9.DIP Superpriority Claims. In accordance with Bankruptcy Code section 364(c)(1), the DIP Revolving Facility Obligations shall constitute senior administrative expense claims (the “DIP Revolving Facility Superpriority Claims”) and the DIP Term Facility Obligations shall constitute senior administrative expense claims (the “DIP Term Facility Superpriority Claims” and, together with the DIP Revolving Facility Superpriority Claims, the “DIP Superpriority Claims”) against each Debtor with priority in payment over any and all administrative expenses at any time existing or arising, of any kind or nature whatsoever, including, without limitation, the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Bankruptcy Code sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 1113 and 1114 or otherwise, including those resulting from the conversion of any of the Chapter 11 Cases pursuant to section 1112 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment; provided, however, that (x) the DIP Revolving Facility Superpriority Claims shall be subject (1) to the payment in full in cash of any amounts due in respect of the Existing First Lien Obligations and the Existing First Lien Superpriority Claims (as defined herein) and (2) for the avoidance of doubt, any superpriority administrative claims for the payment of DIP Term Facility Obligations or the Carve-Out (as defined below) with funds held in or credited to the DIP Term Facility Priority Account, and (y) the DIP Term Facility Superpriority Claims shall be subject to and junior in right of payment to (1) the Existing First Lien Superpriority Claims, (2) the DIP Revolving Superpriority Claims (other than any superpriority administrative claims for the payment of DIP Term Facility Obligations with funds held in or credited to the DIP Term Facility Priority Account) and (3) the Carve-Out (as defined herein); provided, further that the DIP Superpriority Claims shall have recourse to and be payable from all pre-petition and post-petition property of the Debtors and their estates and all proceeds thereof, including, subject to the entry of the Final Hearing Order, proceeds of avoidance actions under chapter 5 of the Bankruptcy Code, subject in all instances to the terms of the Existing Intercreditor Agreement and DIP Intercreditor Agreement, as applicable.
10.DIP Liens. As security (a) for the DIP Obligations under the DIP Revolving Facility Documents, the DIP Revolving Facility Agent for the benefit of the DIP Revolving Facility Parties and (b)

for the DIP Obligations under the DIP Term Facility Documents, DIP Term Facility Agent for the benefit of the DIP Term Facility Parties, are hereby granted (effective upon the date of this Preliminary Hearing Order, without the necessity of the execution by the Debtors or the filing or recordation of mortgages, security agreements, lockbox or control agreements, financing statements, or any other instrument or otherwise or the possession or control by the DIP Parties), as contemplated under the DIP Documents, valid, perfected, and unavoidable security interests in and liens upon (such security interests and liens, collectively, the “DIP Liens”) any and all present and after-acquired tangible and intangible property and assets of the Debtors and their estates, whether real or personal, of any nature whatsoever and wherever located, including, without limitation: (a) all Prepetition Collateral; (b) all accounts, chattel paper, deposit accounts, securities accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, and investment property and support obligations; (c) all books and records pertaining to the other property described in this Paragraph 10; (d) all other goods (including but not limited to fixtures) and personal property of such Debtor, whether tangible or intangible and wherever located; (e) subject to the entry of the Final Hearing Order, the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code; and (f) to the extent not covered by the foregoing, all other assets or property of the Debtors, whether prepetition or post-petition, tangible, intangible, real, personal or mixed, and all proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Debtor from time to time with respect to any of the foregoing, and in each case to the extent of any Debtor’s respective interest therein (all of which being hereinafter collectively referred to as the “DIP Collateral”)         Notwithstanding anything contained herein to the contrary, the Debtors shall not be required to pledge to the DIP Agents in excess of 65% of the voting capital stock of its first tier foreign subsidiaries (if, in the reasonable judgment of the Debtors, a pledge of a greater percentage could result in material adverse tax consequences to the Debtors).; provided, however, that (i) the DIP Collateral shall not include any avoidance action under chapter 5 of the Bankruptcy Code (but, subject to the entry of the Final Hearing Order, the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code shall be included in the DIP Collateral), (ii) the respective priorities of (x) the liens on the DIP Collateral securing the DIP Term Facility (the “DIP Term Facility Liens”) and (y) the liens on the DIP Collateral securing the obligations under the DIP Revolving Facility (the “DIP Revolving Facility Liens”) shall be governed by the terms and conditions set forth in an intercreditor agreement (the “DIP Intercreditor Agreement”) reasonably satisfactory to the DIP Agents and the DIP Lenders, except as otherwise set forth in the DIP Orders, and (iii) except with respect to the DIP Term Facility Liens in the DIP Term Facility Priority Account, the DIP Liens shall be subject to the payment in full in cash of any amounts due in respect of the Existing First Lien Obligations, the Existing First Lien Liens, the Existing First Lien Superpriority Claims (as defined herein) and the Existing First Lien Replacement Liens, and, in the case of the DIP Liens securing the DIP Term Facility, the Carve-Out, and otherwise have priority as follows:
(a)subject to the terms of the DIP Intercreditor Agreement, pursuant to section 364(c)(2) of the Bankruptcy Code, valid, binding, continuing, enforceable, fully perfected liens upon and security interests in all of the Debtors’ right, title and interest in, to and under all DIP Collateral that is not otherwise encumbered by a validly perfected unavoidable security interest or lien on the Petition Date (or perfected after the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code). Subject only to and effective upon entry of the Final Hearing Order, the DIP Liens shall also extend to the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code;
(b)subject to the DIP Intercreditor Agreement, pursuant to section 364(c)(3) of the Bankruptcy Code, a valid, binding, continuing, enforceable, junior, fully perfected lien upon and security interest in (other than as set forth in clause (c) below) all of the Debtors’ right, title and interest in, to and under all DIP Collateral which is subject to any validly perfected unavoidable security interest or lien in existence as of the Petition Date or that is perfected subsequent thereto as permitted by section 546(b) of the Bankruptcy Code, in each case securing the Existing First Lien Obligations;
(c)pursuant to section 364(d)(1) of the Bankruptcy Code, valid, binding, continuing, enforceable, senior, priming, fully perfected liens upon and security interests in all of the Debtors’ right, title and interest in, to and under the DIP Collateral that is presently securing the Debtors’ obligations under all prepetition indebtedness other than the liens and security interests securing the Existing First Lien Credit Obligations, provided that prior to entry of the Final Hearing Order, the DIP Liens shall not prime any prior, property perfected, and unavoidable liens that were existing as of the Petition Date, and are senior to Existing First Lien Liens;
(d)the DIP Revolving Facility Liens will be junior in priority of lien and in payment to the Existing First Lien Obligations and Existing First Lien Adequate Protection Liens until the Existing First Lien Obligations are Paid in Full, as well as to the Carve-Out. The DIP Term Facility Liens will be junior in priority and in payment to (i) the Carve-Out, (ii) the liens and security interests in the Collateral securing the Existing First Lien Obligations, (iii) the Existing First Lien Adequate Protection Liens and (iv) the DIP Revolving Facility Liens; provided, that the DIP Term Facility Liens in the DIP Term Facility Priority Account will prime and be senior to (A) the liens and security interests securing any prepetition indebtedness, including the Existing First Lien Obligations, (B) any Existing First Lien Adequate Protection Liens and (C) the DIP Revolving Facility;
(e)(i) as part of the DIP Revolving Facility, the Debtors are authorized to continue to use the commercial card program under the WellsOne Commercial Card Agreement, dated on or around May 10, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Card Agreement”), between Debtor Erickson Incorporated (formerly known as Erickson Air-Crane Incorporated) and Wells Fargo Bank, N.A. (“Wells Fargo”) subject to the terms and conditions thereof; (ii) Wells Fargo is authorized to make advances from time to time to Debtors with a maximum exposure under the Card Agreement at any time up to $1,250,000; (iii) all prepetition charges and fees are authorized and required to be paid in accordance with the terms of the Existing First Lien Credit Documents and this Preliminary Hearing Order; and (iv) Wells Fargo may rely on the representations of Erickson Incorporated with respect to its use of the commercial card program pursuant to the Card Agreement, and Wells Fargo shall not have any liability to any party for relying on such representations by Erickson Incorporated as provided for herein; and

(f)The DIP Liens shall not be subject or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code, (ii) except as expressly set forth herein or in the DIP Documents, any lien or security interest heretofore or hereinafter granted in the Chapter 11 Cases, including, without limitation, any liens or security interests granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtors to the extent permitted by applicable non-bankruptcy law or (iii) any intercompany or affiliate liens of the Debtor. The DIP Liens shall not be subject to sections 506(c), 510, 549, 550 or 551 of the Bankruptcy Code.
11.Adequate Protection of the Existing First Lien Parties. As adequate protection against any, and solely to the extent of, Diminution in Value until the date upon which the Existing First Lien Obligations are Paid in Full, the Existing First Lien Parties are hereby granted, subject to the terms and conditions of the Existing Intercreditor Agreement:
(a)payment of regularly scheduled cash interest, calculated at the non-default rate under the Existing First Lien Credit Agreement in each case during the pendency of the chapter 11 cases (without prejudice to the rights of the Existing First Lien Parties’ to later assert claims for interest at the default rate) and regularly scheduled letter of credit fees;
(b)payments in cash, promptly, but in no event later than fifteen (15) days following the filing and service of any invoice with the Court, of reasonable and documented out-of-pocket fees, costs and expenses whether due on or prior to, or from and after, the Petition Date to the Existing First Lien Parties, as applicable, as they become due and owing (without regard to the commencement of the Chapter 11 Cases) as set forth in the Existing First Lien Credit Documents; provided, however, none of such fees, costs, expenses or other amounts shall be subject to Court approval or U.S. Trustee guidelines, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court; provided further, however, that copies of any such invoices shall be provided contemporaneously to the U.S. Trustee and counsel to any Committee; provided further, however, that such invoices may be redacted to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information, and the provision of such invoices shall not constitute a waiver of the attorney-client privilege or any benefits of the attorney work product doctrine; provided, further, that unresolved disputes as to the reasonableness of any professional fees and expenses or the propriety of redactions will be determined by the Bankruptcy Court; provided, however, that the Debtors shall only be required to timely pay the undisputed amount of the disputed invoice pending such determination;
(c)continuing valid, binding, enforceable, unavoidable and fully perfected post-petition replacement liens on and security interests in the DIP Collateral, which liens shall be senior to the DIP Revolving Facility Liens, the DIP Revolving Facility Superpriority Claims, the DIP Term Facility Liens (except with respect to the DIP Term Facility Priority Account), DIP Term Facility Superpriority Claims and the Carve-Out as defined below (collectively, the “Existing First Lien Adequate Protection Liens”);
(d)superpriority administrative expense claims (the “Existing First Lien Superpriority Claims”) under and to the extent set forth in sections 503 and 507(b) of the Bankruptcy Code against the Debtors’ estates, which Existing First Lien Superpriority Claims, if any, shall be payable from and have recourse to all assets and property of the Debtors (excluding avoidance actions under chapter 5 of the Bankruptcy Code, but, subject to the entry of the Final Hearing Order, including the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code) with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Bankruptcy Code sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 1113 and 1114, or otherwise and including those resulting from the conversion of any of the Chapter 11 Cases pursuant to section 1112 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment;
(e)access to the Debtors’ books and records and such financial reports as are provided to the DIP Agents, in each case to the extent set forth in the DIP Documents; and

(f)To the extent Section 1110 of the Bankruptcy Code applies to the Existing First Lien Obligations, the adequate protection afforded to the Existing First Lien Parties, as applicable, described in this Paragraph 11 shall be deemed to constitute an agreement under Section 1110(b) of the Bankruptcy Code; provided, however, that any such deemed agreement shall automatically terminate and be of no further force or effect with respect to the Existing First Lien Obligations upon the occurrence of the DIP Revolving Facility Termination Date.
12.Adequate Protection of the Existing Second Lien Parties. As adequate protection against any, and solely to the extent of, Diminution in Value until the date upon which the Existing Second Lien Obligations are Paid in Full, the Existing Second Lien Parties are hereby granted:
(a)The accrual (but not payment) of interest, calculated at the non-default rate, under the Existing Second Lien Notes (without prejudice to the Second Lien Parties’ right to later assert claims for interest at the default rate);
(b)payments in cash (solely from proceeds of the DIP Term Facility), promptly, but in no event later than fifteen (15) days following receipt by the Debtors of any invoice therefor, of reasonable and documented out-of-pocket fees, costs and expenses whether due on or prior to, or from and after, the Petition Date to the Indenture Trustee (without regard to the commencement of the Chapter 11 Cases) as set forth in the Existing Second Lien Notes Documents (including all reasonable prepetition and postpetition fees, costs, disbursements and expenses of Seyfarth Shaw LLP as counsel to the Indenture Trustee), and to the Ad Hoc Group (including all reasonable prepetition and postpetition fees, costs, disbursements and expenses of Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Capital Inc. as advisors to the Ad Hoc Group, not otherwise paid pursuant to Paragraph 8 of this Preliminary Hearing Order); provided, however, none of such fees, costs, expenses or other amounts shall be subject to Court approval or U.S. Trustee guidelines, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court; provided further, however, that copies of any such invoices shall be provided contemporaneously to the U.S. Trustee and counsel to any Committee; provided further, however, that such invoices may be redacted to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information, and the provision of such invoices shall not constitute a waiver of the attorney-client privilege or any benefits of the attorney work product doctrine; provided, further, that unresolved disputes as to the reasonableness of any professional fees and expenses or the propriety of redactions will be determined by the Bankruptcy Court; provided, however, that the Debtors shall only be required to timely pay the undisputed amount of the disputed invoice pending such determination;
(c)continuing valid, binding, enforceable, unavoidable and fully perfected post-petition replacement liens on and security interests in the DIP Collateral, which liens shall be junior to (i) the DIP Liens, (ii) the DIP Superpriority Claims, (iii) the Existing First Lien Adequate Protection Liens, (iv) the Existing First Lien Superpriority Claims, and (v) the Carve-Out (collectively, the “Existing Second Lien Adequate Protection Liens” and, together with the Existing First Lien Replacement Liens, the “Prepetition Secured Parties Adequate Protection Liens”);
(d)superpriority administrative expense claims (the “Existing Second Lien Superpriority Claims” and, together with the Existing First Lien Superpriority Claims, the “Prepetition Secured Parties Superpriority Claims”) under and to the extent set forth in sections 503 and 507(b) of the Bankruptcy Code against the Debtors’ estates, which Existing Second Lien Superpriority Claims, if any, shall be payable from and have recourse to all assets and property of the Debtors (excluding avoidance actions under chapter 5 of the Bankruptcy Code, but, subject to the entry of the Final Hearing Order, including the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code) with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Bankruptcy Code sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 1113 and 1114, or otherwise and including those resulting from the conversion of any of the Chapter 11 Cases pursuant to section 1112 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment; provided that the Existing Second Lien Superpriority Claims shall be junior to (i) the DIP Liens, (ii) the DIP Superpriority Claims, (iii) the Existing First Lien Adequate Protection Liens, (iv) the Existing First Lien Superpriority Claims, and (v) the Carve-Out;
(e)access to the Debtors’ books and records and such financial reports as are provided to the DIP Term Facility Agent, in each case to the extent set forth in the DIP Term Facility Documents; and
(f)To the extent Section 1110 of the Bankruptcy Code applies to the obligations in respect of the Existing Second Lien Notes, the adequate protection afforded to the Existing Second Lien Parties, as applicable, described in this Paragraph 12 shall be deemed to constitute an agreement under Section 1110(b) of the Bankruptcy Code; provided, however, that any such deemed agreement shall automatically terminate and be of no further force or effect with respect to the obligations in respect of the Existing Second Lien Notes upon the occurrence of the DIP Term Facility Termination Date.
13.Carve-Out.
(a)As used in this Preliminary Hearing Order, the term “Carve-Out” shall mean, to the extent unencumbered funds are not immediately available on the date of delivery of a Carve-Out Trigger Notice (as defined below) to pay administrative expenses in full, solely from proceeds of the DIP Term Facility funded into the DIP Term Facility Priority Account (or, solely in the case of clause (i) below, proceeds of DIP Collateral), to pay the following expenses:

(i)	all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the U.S. Trustee under 28 U.S.C. § 1930(a) plus interest pursuant to 31 U.S.C. § 3717;

(ii)
in an aggregate amount not to exceed the amount set forth in the DIP Budget, to the extent allowed at any time, whether by interim order, procedural order or otherwise, all unpaid reasonable and documented fees, costs and expenses (as described herein, “Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328 or 363 of the Bankruptcy Code or retained by no more than one Committee appointed in the Cases appointed pursuant to section 1103 of the Bankruptcy Code (“Professionals”), in each case, before or on the date of delivery by the DIP Agents of a Carve-Out Trigger Notice (as defined below) to the Debtors and any statutory committee, whether allowed by the Bankruptcy Court prior to or after delivery of a Carve-Out Trigger Notice (such amounts in this provision (ii), the “Pre-Trigger Notice Professional Fees”); and

(iii)
after the date of delivery of the Carve-Out Trigger Notice (the “Trigger Date”), to the extent incurred after the Trigger Date and allowed at any time thereafter, whether by interim order, procedural order or otherwise, the payment of Professional Fees in an aggregate amount not to exceed $250,000 (the amount set forth in this clause (iii) being the “Post-Carve-Out Trigger Notice Cap”).

(b)As used herein, the term “Carve-Out Trigger Notice” means a written notice provided by the DIP Revolving Facility Agent or the DIP Term Facility Agent (at the written direction of Requisite DIP Term Lenders) to the Debtors, the U.S. Trustee and any Committee that the Carve-Out is invoked, which notice can be delivered only when the applicable DIP Agent is entitled to exercise remedies under the applicable DIP Documents due to the occurrence of an Event of Default (as defined in the applicable DIP Credit Agreement or, prior to the Final Hearing Order, the DIP Term Sheet ) and the Termination Date (as defined in the applicable DIP Credit Agreement or, prior to the Final Hearing Order, the DIP Term Sheet) has occurred.
(c)After receipt of the Carve-Out Trigger Notice, the Debtors shall provide notice by email and facsimile to all Professionals, at the email addresses and facsimile numbers set forth in each Professional’s notice of appearance filed with the Bankruptcy Court (or, if there is no such notice of appearance, at such Professional’s last known email address and facsimile number) and by filing a notice thereof on the docket of the Bankruptcy Court within two (2) Business Days after the Debtors’ receipt of a Carve-Out Trigger Notice informing them that such Carve-Out Trigger Notice has been received and further advising them that the Debtors’ ability to pay such Professionals is subject to and limited by the Carve-Out.
(d)Notwithstanding the foregoing, and subject to the DIP Budget, so long as a Carve-Out Trigger Notice has not been delivered in accordance with this Preliminary Hearing Order: (i) the Debtors shall be permitted to pay administrative expenses of Professionals allowed and payable under sections 330 and 331 of the Bankruptcy Code, as the same may become due and payable, including on an interim basis pursuant to applicable Bankruptcy Court orders; and (ii) such payments shall not reduce, or be deemed to reduce, the Carve-Out.
(e)Following the delivery of the Carve-Out Trigger Notice, (i) the DIP Term Facility Agent shall be entitled to sweep all funds held in or credited to the DIP Term Facility Priority Account for the repayment of all Obligations (as defined in the DIP Term Facility Documents) in accordance with the DIP Term Facility Documents in excess of the amounts necessary to fund: (A) the Carve-Out (after giving effect to the Post-Carve-Out Trigger Notice Cap, including for the avoidance of doubt, the Pre-Trigger Notice Professional Fees) plus (B) to the extent any funds are remaining in excess of the Carve-Out, all employee payroll, employee benefits, employee taxes, claims for health care services pursuant to any of the Debtors’ self-funded insurance, and employee expenses that have been accrued since the last post-petition funded payroll period immediately prior to the Trigger Date through and including the Trigger Date which remain unpaid and have not been separately segregated in any account designated for such payments in an aggregate amount not to exceed $1.3 million (the amounts described in clauses (A) and (B) above, collectively, the “Post-Trigger Carve-Out and Accrued Employee Benefit Amounts”) and (ii) following such sweep, all funds held in or credited to the DIP Term Facility Priority Account shall not be used for any purpose other than to satisfy the Post-Trigger Carve-Out and Accrued Employee Benefit Amounts, as applicable, and any remaining balance shall be applied to the repayment of all Obligations (as defined in the DIP Term Facility Documents) in accordance with the DIP Term Facility Documents.
(f)Nothing contained herein is intended to constitute, nor should be construed as consent to, the allowance of any Professional’s fees, costs or expenses by any party and shall not affect the right of the Debtors, DIP Parties, Committee (if any), U.S. Trustee, or any other party-in-interest to object to the allowance and payment or any amounts incurred or requested.
(g)Notwithstanding anything herein to the contrary, the Carve-Out shall be satisfied exclusively from (i) the proceeds in the DIP Term Facility Priority Account and (ii) the proceeds from any assets of the Debtors that do not constitute Prepetition Collateral securing the Existing First Lien Obligations and the DIP Collateral securing the obligations under the DIP Revolving Facility and that are not subject to the Existing First Lien Adequate Protection Liens. For the avoidance of doubt, the liens and claims of (a) the DIP Revolving Lenders, (b) DIP Revolving Agent, (c) Existing First Lien Agent and (d) the Existing First Lien Lenders, in each case, in or to the DIP Term Facility Priority Account shall be subject to the Carve-Out.
14.Limitation on Use of Cash Collateral and DIP Facility Proceeds. Notwithstanding anything herein to the contrary, no portion of the Carve-Out, the DIP Facilities, DIP

Collateral, Prepetition Collateral or Cash Collateral or proceeds thereof shall include, apply to, or be available for any fees, costs or expenses incurred by any party, including the Debtors or any Committee, in connection with any of the following: (i) the investigation (including by way of examinations or discovery proceedings), initiation, assertion, joining, commencement, support or prosecution of any claims, causes of action, adversary proceedings, or other litigation against any of the DIP Parties or the Prepetition Secured Parties, and each of their respective officers, directors, employees, agents, representatives, attorneys, consultants, financial advisors, affiliates, assigns, or successors, with respect to any transaction, occurrence, omission, action or other matter (including formal discovery proceedings in anticipation thereof) (each, a “Loan Party Claim”), including, without limitation, (a) investigating or challenging the amount, validity, extent, perfection, priority, or enforceability of, or asserting any defense, counterclaim, or offset to the DIP Obligations, DIP Superpriority Claims or security interests and liens of the DIP Parties in respect thereof; (b) investigating or challenging the amount, validity, extent, perfection, priority, or enforceability of, or asserting any defense, counterclaim, or offset to the Existing First Lien Obligations, Existing First Lien Liens, Existing Second Lien Obligations or Existing Second Priority Liens; (c) investigating or asserting any claims or causes of action arising under chapter 5 of the Bankruptcy Code against the DIP Parties or the Prepetition Secured Parties; (d) investigating or asserting any so-called “lender liability” claims and causes of action against the DIP Parties or the Prepetition Secured Parties; and (e) any action seeking to invalidate, set aside, avoid or subordinate, in whole or in part, the Prepetition Debt Documents or the DIP Loans; (ii) asserting any claims or causes of action against the DIP Parties or the Prepetition Secured Parties, including, without limitation, claims or actions to hinder or delay the assertions, enforcement or realization on the DIP Collateral or the Prepetition Collateral, as applicable, of the liens securing the DIP Loans and Prepetition Secured Parties Obligations in accordance with this Preliminary Hearing Order (including attempting to stay the exercise of any right or remedy described in Paragraph 26 of this Preliminary Hearing Order); (iii) seeking to modify any of the rights, remedies, priorities, privileges, protections and benefits granted to the DIP Agents, the DIP Lenders or the Prepetition Secured Parties hereunder or under the DIP Documents, in each of the foregoing cases without such applicable parties’ prior written consent; (iv) to pay any amount on account of any claims arising prior to the Petition Date unless such payments are (x) approved by an order of the Bankruptcy Court and (y) in accordance with the DIP Documents and the DIP Budget; or (v) any purpose that is prohibited under the Bankruptcy Code; provided, however, that no more than $25,000 of the proceeds of the DIP Facilities, in the aggregate, or any proceeds of the DIP Collateral or the Cash Collateral may be used by the Committee (if any) to investigate any Loan Party Claim.
15.Reservation of Certain Third Party Rights. The Committee (if any) shall until the later of (i) seventy-five (75) from the Petition Date and (ii) sixty (60) days from the date of its appointment (the “Investigation Termination Date”), to obtain standing to commence, and so commence, an appropriate contested matter or adversary proceeding (a “Challenge”) asserting any Loan Party Claim. If a Challenge is not filed on or before the Investigation Termination Date (or such other later date as extended by the written consent of the Prepetition Agents at the direction of the Prepetition Secured Parties or the DIP Agents at the written direction of the Required Lenders under the applicable DIP Credit Agreements or, prior to the Final Hearing Order, the DIP Term Sheet), then: (a) the agreements, acknowledgements and stipulations contained in Paragraphs C and D of this Preliminary Hearing Order shall be irrevocably binding on the Debtors, any Committee and all parties-in-interest and any and all successors-in-interest as to any of the foregoing, without further action by any party or this Court, and any Committee and any other party-in-interest and any and all successors-in-interest as to any of the foregoing, shall thereafter be forever barred from bringing any Challenge with respect thereto; (b) the Prepetition Secured Parties Liens shall be deemed to constitute valid, binding, enforceable and perfected liens and security interests not subject to avoidance or disallowance pursuant to the Bankruptcy Code or applicable non-bankruptcy law; (c) the Prepetition Secured Parties Obligations shall be deemed to be finally allowed claims for all purposes against each of the Debtors, including in any subsequent chapter 7 cases, and shall not be subject to challenge by any party-in-interest as to validity, priority or otherwise; and (d) the Debtors shall be deemed to have released, waived and discharged the Prepetition Secured Parties (in each case, whether in their prepetition or postpetition capacity) and the DIP Parties, together with each of their respective affiliates, parents, subsidiaries, partners, controlling persons, agents, representatives, attorneys, advisors, professionals, officers, directors and employees from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, the Prepetition Secured Parties Obligations or the DIP Loans, as applicable. Notwithstanding anything to the contrary herein: (x) if any such Challenge is timely commenced, the stipulations contained in Paragraphs C and D of this Preliminary Hearing Order shall nonetheless remain binding and preclusive on all parties-in-interest (other than the party that has brought such Challenge in connection therewith) except to the extent that such stipulations are successfully challenged in such Challenge; (y) the DIP Parties and the Prepetition Secured Parties reserve all of their rights to contest on any grounds any Challenge; and (z) the DIP Parties and the Prepetition Secured Parties shall comply with any and all orders of the Bankruptcy Court in connection with a successful Challenge; provided, however, that the DIP Parties and the Prepetition Secured Parties preserve any and all of their rights to appeal and stay any orders of the Bankruptcy Court issued in connection with such successful Challenge. For the avoidance of doubt, nothing in this Preliminary Hearing Order vests or confers on any person (as defined in the Bankruptcy Code) standing or authority to pursue any cause of action belonging to the Debtors or their estates. If, prior to expiration of the Investigation Termination Date established above, the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code or a chapter 11 trustee is appointed in the Chapter 11 Cases, the Investigation Termination Date shall be extended for a period of 60 days for the chapter 7 trustee after the entry of a conversion order or chapter 11 trustee after the date of its appointment; provided that the Committee may file a motion prior to the Investigation Termination Date, seeking one (1) extension of up to thirty (30) days for cause shown of the Investigation Termination Date, and the Debtors, the DIP Parties and the Prepetition Secured Parties reserve their right to object to such extension.

16.Bankruptcy Code Section 506(c) Waiver. Without limiting the Carve-Out, subject to the entry of the Final Hearing Order, the Debtors shall irrevocably waive and shall be prohibited from asserting any surcharge claim, under section 506(c) of the Bankruptcy Code or otherwise, for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the DIP Parties or the Prepetition Secured Parties upon the DIP Collateral or the Prepetition Collateral (as applicable) and no costs or expenses of administration that have been or may be incurred in any of the Chapter 11 Cases at any time shall be charged against the DIP Agents, any of the DIP Lenders, the Prepetition Secured Parties or any of their respective claims or liens (including any claims or liens granted pursuant to this Preliminary Hearing Order), subject to entry of the Final Hearing Order. The Prepetition Secured Parties and the DIP Parties acknowledge and agree that they do not consent to any costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases, whether in connection with or on account of the preservation and/or disposition of any Prepetition Collateral or DIP Collateral, as applicable, or otherwise, or which otherwise could be chargeable to the Prepetition Secured Parties, the DIP Lenders, the DIP Agents, the DIP Collateral, or the Prepetition Collateral, pursuant to Bankruptcy Code §§ 105, 506(c), 552 or otherwise, may be chargeable, without the prior written consent of such parties, and no such consent shall be implied from any action, inaction, or acquiescence by such parties.
17.No Marshaling/Application of Proceeds. Subject to entry of the Final Hearing Order, in no event shall the DIP Parties or the Prepetition Secured Parties be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to the DIP Collateral or the Prepetition Collateral (as applicable), and all proceeds thereof shall be received and used in accordance with this Preliminary Hearing Order.
18.Section 552(b). Upon entry of the Final Hearing Order, the Prepetition Secured Parties shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) shall not apply to the Prepetition Secured Parties with respect to proceeds, products, offspring, or profits of any of the Prepetition Collateral.

19.Right to Credit Bid.
(a)Subject to the DIP Intercreditor Agreement and the applicable DIP Documents, the DIP Revolving Facility Parties shall have the right to “credit bid” the full allowed amount of their respective claims in connection with any sale of all or any portion of the DIP Collateral, including, without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code or a sale or disposition by a chapter 7 trustee for any Debtor under section 725 of the Bankruptcy Code; provided, that such relief will be binding on the Debtors’ chapter 11 estates and all parties in interest upon entry of the Final Hearing Order.
(b)The Debtors shall agree the Existing First Lien Parties shall have the right to credit bid as part of any asset sale process or plan sponsorship process and shall have the right to credit bid the full amount of their respective claims during any sale of Debtors’ assets (in whole or in part) with respect to any asset subject to a duly perfected Existing First Lien Lien as of the Petition Date, including without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code or a sale or disposition by a chapter 7 trustee for any Debtor under section 725 of the Bankruptcy Code; provided, that such relief will be binding on the Debtors’ chapter 11 estates and all parties in interest upon entry of the Final Hearing Order.
(c)Subject to the DIP Intercreditor Agreement and the applicable DIP Documents, the DIP Term Facility Parties shall have the right to “credit bid” the full allowed amount of their respective claims in connection with any sale of all or any portion of the DIP Collateral, including, without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code or a sale or disposition by a chapter 7 trustee for any Debtor under section 725 of the Bankruptcy Code; provided, that such relief will be binding on the Debtors’ chapter 11 estates and all parties in interest upon entry of the Final Hearing

Order; provided, further, that in connection with the consummation of such credit bid, the obligations under the Existing First Lien Credit Facility (other than the Refinancing Accommodation Fee, as defined and set forth in the Amendment Fee Letter, dated as of July 22, 2016, among Erickson Incorporated, Erickson Helicopters, Inc. and the Existing First Lien Agent (the “Refinancing Accommodation Fee”), to the extent such fee is not payable) shall be Paid in Full.
(d)The Debtors shall agree the Existing Second Lien Parties shall have the right to credit bid as part of any asset sale process or plan sponsorship process and shall have the right to credit bid the full amount of their respective claims during any sale of Debtors’ assets (in whole or in part) with respect to any asset subject to a duly perfected Existing Second Priority Liens as of the Petition Date, including without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code or a sale or disposition by a chapter 7 trustee for any Debtor under section 725 of the Bankruptcy Code; provided, that such relief will be binding on the Debtors’ chapter 11 estates and all parties in interest upon entry of the Final Hearing Order; provided, further, that in connection with the initial closing of such credit bid, the obligations under the Existing First Lien Credit Facility (other than the Refinancing Accommodation Fee to the extent such fee is not payable) and each of the DIP Facilities shall be Paid in Full.
20.Disposition of Collateral and Application of Proceeds.  Except as expressly provided for in the DIP Documents, the Debtors shall not sell, transfer, lease, encumber, or otherwise dispose of any portion of the DIP Collateral, other than in the ordinary course of business, without the prior written consent of the DIP Lenders (or Required Revolving Lenders or Requisite DIP Term Lenders, as the applicable DIP Documents may provide). Notwithstanding anything otherwise provided herein, upon the sale of any, all or substantially all of the Prepetition Collateral or any other assets of the Debtors (other than sales in the ordinary course of business), the Debtors shall use cash in an amount equal to 100% of any net cash proceeds of such sale to (w) immediately satisfy any outstanding Existing First Lien Obligations until Paid in Full, (x) then, following the payment in full of the Existing First Lien Obligations, to immediately satisfy any outstanding DIP Obligations under the DIP Revolving Facility Documents until Paid in Full, (y) then, following such DIP Obligations in clause (x) having been Paid in Full, to immediately satisfy any outstanding DIP Obligations under the DIP Term Facility Documents to the extent required by the applicable DIP Documents until Paid in Full and (z) following such DIP Obligations having been Paid in Full, to immediately satisfy any outstanding Second Lien Obligations.
21.Discharge; Waiver. The DIP Obligations shall not be discharged by the entry of an order confirming any plan of reorganization, notwithstanding the provisions of section 1141(d) of the Bankruptcy Code, unless such obligations have been indefeasibly Paid in Full on or before the effective date of a confirmed plan of reorganization.
22.Restrictions on Granting Postpetition Liens; Restrictions on Use of Cash Collateral. Other than the Carve-Out as expressly set forth herein, the Existing First Lien Liens, the Prepetition Permitted Liens, as otherwise provided in this Preliminary Hearing Order or the DIP Documents, or as permitted under the DIP Intercreditor Agreement, no claim or lien having a priority superior or pari passu with those granted by this Preliminary Hearing Order or the DIP Documents to the DIP Parties or the Prepetition Secured Parties shall be granted or permitted by any order of this Court heretofore or hereafter entered in the Chapter 11 Cases, and the Debtors will not grant any such mortgages, security interests or liens in the DIP Collateral (or any portion thereof) to any other parties pursuant to sections 364(c) and 364(d) of the Bankruptcy Code or otherwise, while (i) any portion of the DIP Facilities, any DIP Loans, any other DIP Obligations are outstanding, or (ii) the DIP Lenders have any Commitment (as defined in the DIP Documents) under the DIP Documents, unless in each case the Debtors obtain the prior written consent of the DIP Revolving Facility Agent and the DIP Term Facility Agent (with the written consent of the Requisite DIP Term Lenders). Until the Existing First Lien Obligations have been Paid in Full, no claim or lien having a priority superior or pari passu with those granted in favor of the Existing First Lien Agent to secure the Existing First Lien Obligations shall be permitted by any order of this Court heretofore or hereafter entered in the Chapter 11 Cases. Until the DIP Revolving Obligations have been Paid in Full and all commitments under the DIP Revolving Facility Documents have been terminated, no Cash Collateral (other than the proceeds of the DIP Term Facility and the amounts in the DIP Term Facility Priority Account) may be used for any purpose other than repayment of such Existing First Lien Obligations and DIP Revolving Obligations or otherwise used or permitted by any order of this Court hereafter entered in the Chapter 11 Cases or pursuant to the DIP Budget (as permitted hereunder), unless in each case the Debtors obtain the prior written consent of the DIP Revolving Facility Agent (with the consent of the Required Revolving Lenders) and the DIP Term Facility Agent (with the written consent of the Requisite DIP Term Lenders).
23.Automatic Effectiveness of Liens. The DIP Liens, Existing First Lien Adequate Protection Liens and Existing Second Lien Adequate Protection Liens shall not be subject to a Challenge and shall automatically attach and become valid, perfected, binding, enforceable, non-avoidable and effective by operation of law as of the Petition Date without any further action by the Debtors, the DIP Parties or the Prepetition Secured Parties, respectively, and without the necessity of execution by the Debtors, or the filing or recordation, of any financing statements, control agreements, security agreements, vehicle lien applications, mortgages, filings with a governmental unit (including, without limitation, the U.S. Patent and Trademark Office or the Library of Congress), or other documents or the taking of any other actions. All DIP Collateral, Existing First Lien Adequate Protection Liens and Existing Second Lien Adequate Protection Liens shall be free and clear of other liens, claims and encumbrances, except as provided in the DIP Documents and this Preliminary Hearing Order. If the DIP Term Facility Agent, the DIP Revolving Facility Agent, the Existing First Lien Agent or the Indenture Trustee hereafter requests that the Debtors execute and deliver to the DIP Term Facility Agent, the DIP Revolving Facility Agent, the Existing First Lien Agent or the Indenture Trustee, as applicable, financing statements, security agreements, pledge agreements, control agreements, collateral assignments, mortgages, or other instruments and documents considered by the DIP Term Facility Agent, the DIP Revolving Facility Agent, Existing First Lien Agent or Indenture Trustee, as applicable, to be reasonably necessary or desirable to further evidence the perfection of the DIP Liens, Existing First Lien

Adequate Protection Liens or Existing Second Lien Adequate Protection Liens, as applicable, the Debtors are hereby authorized and directed to execute and deliver such financing statements, security agreements, pledge agreements, control agreements, mortgages, collateral assignments, instruments, and documents, and the DIP Term Facility Agent, the DIP Revolving Facility Agent, Existing First Lien Agent or Indenture Trustee, as applicable, is hereby authorized to file or record such documents in its discretion without seeking modification of the automatic stay under section 362 of the Bankruptcy Code, in which event all such documents shall be deemed to have been filed or recorded at the time and on the Petition Date; provided, however, no such filing or recordation shall be necessary or required in order to create or perfect the DIP Liens, Existing First Lien Adequate Protection Liens or Existing Second Lien Adequate Protection Liens. The DIP Term Facility Agent, the DIP Revolving Facility Agent, the Existing First Lien Agent or the Indenture Trustee, as applicable, each in its sole discretion, may file a photocopy of this Preliminary Hearing Order as a financing statement with any filing or recording office or with any registry of deeds or similar office, in addition to, or in lieu of, such financing statements, notices of liens or similar statements.
24.Intercreditor Provisions. The Debtors are authorized to enter into the DIP Intercreditor Agreement. Notwithstanding anything to the contrary set forth in this Preliminary Hearing Order or the DIP Documents, the Existing Intercreditor Agreement remains in full force and effect. Prior to execution of the DIP Documents, including without limitation, the DIP Intercreditor Agreement, all of the DIP Revolving Facility Obligations are and shall be deemed to be "First Lien Priority Debt" under the Existing Intercreditor Agreement.
25.Modification of Automatic Stay. The automatic stay imposed by section 362(a) of the Bankruptcy Code is hereby modified to permit (a) the Debtors to grant the DIP Liens, the DIP Superpriority Claims, the Prepetition Secured Parties Superpriority Claims and the Prepetition Secured Parties Replacement Liens, and to perform such acts as are necessary or desirable to assure the perfection and priority of such liens and claims in accordance with the terms of the DIP Documents and this Preliminary Hearing Order, (b) the Debtors to incur all liabilities and obligations to the DIP Agents and DIP Lenders as contemplated under the DIP Documents, (c) the Debtors to pay all amounts referred to, required under, in accordance with, and subject to the DIP Documents and this Preliminary Hearing Order, (d) the Debtors to otherwise effect the transactions and actions permitted by the DIP Documents and this Preliminary Hearing Order, including, without limitation, the DIP Agents’ and the DIP Lenders’ rights to enforce their remedies in accordance with the terms of this Order and (e) the implementation of the terms of this Preliminary Hearing Order.
26.Rights and Remedies Upon Event of Default.
(a)Subject to subsection (b) of this Paragraph 26, and subject to the DIP Intercreditor Agreement, upon the occurrence of an Event of Default (as defined in the respective DIP Documents), and provided that such Event of Default is still continuing, and unless and until the DIP Obligations have been indefeasibly and irrevocably Paid in Full and the Commitments (as defined in the DIP Documents) have been indefeasibly and irrevocably terminated, and subject to the terms of the DIP Intercreditor Agreement:
(i)the applicable DIP Agent (on behalf the DIP Lenders, at the written direction of the Required Lenders under the applicable DIP Documents) may take all or any of the following actions without further order of or application to the Court, and notwithstanding the automatic stay: (1) declare all applicable DIP Obligations to be immediately due and payable; (2) terminate any further commitment to lend to the Debtors; (3) with respect to the DIP Term Facility Agent, freeze and recover any amounts in the DIP Term Facility Priority Account; and (3) take any other action or exercise any other right or remedy (including, without limitation, with respect to the DIP Liens (on behalf of itself and the DIP Lenders) under this Order and the DIP Collateral) permitted under the applicable DIP Facility or under applicable law, including, without limitation, exercising any and all rights and remedies with respect to the DIP Collateral or any portion thereof, subject only to satisfaction of the Notice Requirements (as defined below) after occurrence of the Event of Default;
(ii)the Debtors shall deliver and/or cause the delivery of the proceeds of DIP Loans to the applicable DIP Agent and/or the DIP Lenders as provided in the DIP Documents and this Preliminary Hearing Order, subject to the Carve-Out and Accrued Employee Benefit Amounts pursuant to Paragraph 13 of this Preliminary Hearing Order;
(iii)the applicable DIP Lenders shall continue to apply such proceeds in accordance with the provisions of the DIP Documents, the DIP Intercreditor Agreement and this Preliminary Hearing Order, subject to the Carve-Out and Accrued Employee Benefit Amounts pursuant to Paragraph 13 of this Preliminary Hearing Order;
(iv)the Debtors shall have no right to use any of such proceeds other than towards the satisfaction of the DIP Obligations, the Carve-Out and Accrued Employee Benefit Amounts, as applicable, pursuant to Paragraph 13 of this Preliminary Hearing Order; and
(v)any obligation otherwise imposed on the DIP Agents and the DIP Lenders to provide any loan or advance to the Debtors pursuant to the applicable DIP Facility shall be suspended (whether for expenses previously incurred or to be incurred after the Event of Default).
(b)Prior to exercising any remedy under the DIP Documents following the occurrence of an Event of Default, in accordance with the terms of the DIP Intercreditor Agreement, the applicable DIP Agent (and in the case of the DIP Term Facility Agent, at the written direction of the Requisite DIP Term Lenders) shall provide not less than five (5) business days’ written notice of the occurrence of such Event of Default to: (i) the Debtors and their counsel, (ii) counsel for any Committee, (iii) counsel to the Backstop Parties, (iv) counsel to the Existing First Lien Agent, (v) counsel to the Indenture Trustee and (vi) the U.S. Trustee (the “Notice Requirement”). Following the giving of written notice by either of the DIP Agents of the occurrence of an Event of Default, the Debtors, solely for the purposes of determining if an Event of Default has occurred, shall be entitled to an emergency hearing before this Court. If either (a) the Debtors do not contest the occurrence of an Event of Default and, therefore, the right of the DIP Agents and DIP Lenders to exercise their remedies, or (b) the Debtors timely contest the occurrence of an Event of Default and the Bankruptcy Court, after notice and hearing, declines to stay the enforcement thereof, the automatic stay as to the DIP Agents and DIP Lenders shall automatically terminate at the end of the five (5) business day notice period provided for in this Paragraph 26 or the order of the Bankruptcy Court declining to stay such enforcement of the DIP Agents’ and the DIP Lenders’ remedies.
(c)Subject to the provisions of this Paragraph 26 and the DIP Intercreditor Agreement, upon the occurrence of an Event of Default, the DIP Agents and the DIP Lenders are authorized to exercise their remedies and proceed under or pursuant to the DIP Documents and the DIP Intercreditor Agreement, including the retention of one or more agents and consultants to sell, lease or otherwise dispose of the Collateral. All proceeds realized from any of the foregoing shall be turned over to the DIP Agents for application to the DIP Obligations under, and in accordance with the provisions of the DIP Documents, the DIP Intercreditor Agreement and this Order. The DIP Revolving Facility Agent and the DIP Revolving Facility Lenders are not entitled to exercise any remedies against the DIP Term Loan Priority Account.

(d)Subject to the provisions of this Paragraph 26 and the DIP Intercreditor Agreement, upon the occurrence of an Event of Default and subject to the terms of the DIP Documents and the DIP Intercreditor Agreement, the DIP Agents and the DIP Lenders shall be authorized to deliver a copy of this Preliminary Hearing Order to any party in possession of DIP Collateral or proceeds thereof, in which event (a) such party shall, and shall be entitled to, rely upon the DIP Agents’ and the DIP Lenders’ representation that such delivery is permitted hereby and (b) this Preliminary Hearing Order shall constitute the Court’s order to such party to deliver such DIP Collateral or proceeds to the DIP Agents for the benefit of the DIP Lenders.
(e) Subject to the provisions of this Paragraph 26 and the DIP Intercreditor Agreement, each DIP Agent may by written notice to any Debtor require such Debtor to promptly file a motion seeking to retain one or more agents to sell, lease, or otherwise dispose of the Collateral on terms acceptable to the applicable DIP Agent (and in the case of the DIP Term Facility Agent, acceptable to the Requisite DIP Term Lenders) and consistent with an approved budget for administrative costs incurred implementing any such transactions as may be agreed upon in writing by such DIP Agent (and in the case of the DIP Term Facility Agent, acceptable to the Requisite DIP Term Lenders) and the Debtor.
(f)In connection with any DIP Agent’s exercise of its rights and remedies hereunder after the automatic stay is lifted, such DIP Agent shall be entitled to the appointment of a receiver in state court, without bond, to dispose of the Collateral, and such DIP Agent (and, to the extent applicable, its receiver) may enter upon, occupy, and use any premises owned or occupied by the applicable Debtor, and may exclude such Debtor from such business premises or a portion thereof, as may have been so entered upon, occupied, or used by such DIP Agent. In no event shall such DIP Agent be liable to the Debtor for the use or occupancy of any business premises (including the use of equipment, fixtures, point-of-sale systems and equipment (including, without limitation, computers used with respect thereto) and alarms), nor for any charges incurred, in connection with such DIP Agent’s exercise of such rights and remedies, except for reasonable rental charges, on a per diem basis (which shall be payable solely from the proceeds of such Collateral), from and after the date that such DIP Agent enters upon, occupies, and uses such business premises to assist in the sale of the applicable Debtor’s assets. In addition, each Debtor hereby grants to each DIP Agent a royalty-free, non-exclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like, in which such Debtor now or hereafter has rights, such license being with respect to each DIP Agent’s exercise of its rights hereunder.
(g)Nothing included herein shall prejudice, impair, or otherwise affect each DIP Agent’s rights to seek any other or supplemental relief in respect of such DIP Agent’s and Existing First Lien Agent’s rights, as provided under the applicable DIP Documents, Prepetition Debt Documents, DIP Intercreditor Agreement and Existing Intercreditor Agreement.
27.No Waiver of Remedies. The delay in or the failure of the DIP Agents or the DIP Lenders to seek relief or otherwise exercise their rights and remedies shall not constitute a waiver of any of the DIP Agents’ or the DIP Lenders’ rights and remedies. Notwithstanding anything herein, the entry of this Preliminary Hearing Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair the rights and remedies of the DIP Agents or the DIP Lenders under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the rights of the DIP Agents and/or the DIP Lenders to (i) request conversion of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, dismissal of the Chapter 11 Cases, or the appointment of a trustee in the Chapter 11 Cases; (ii) propose, subject to the provisions of Bankruptcy Code section 1121, a chapter 11 plan of reorganization or liquidation; or (iii) exercise any of the rights, claims, or privileges (whether legal, equitable, or otherwise) the DIP Agents or the DIP Lenders may have, including, but not limited to, credit bidding the DIP Obligations in connection with any sale of the Debtors’ assets
28.Indemnification. The Debtors are hereby authorized to and hereby agree, on a joint and several basis, to indemnify and hold harmless the DIP Parties and each of their respective affiliates, directors, officers, shareholders, partners, employees, agents, representatives, attorneys, consultants, advisors, professionals and controlling persons, and each of their successors and permitted assigns (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorney’s fees) or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party in any way relating to or arising out of any of the DIP Documents or any other document contemplated hereby or thereby or the transactions contemplated thereby or by this Preliminary Hearing Order (including, without limitation, the exercise by the DIP Parties of discretionary rights granted under the DIP Documents) or any action taken or omitted by the DIP Agents or the DIP Lenders under any of the DIP Documents or any document contemplated hereby or thereby; provided, that the Debtors shall not have any obligation to indemnify and hold harmless any Indemnified Party under this Paragraph with respect to any matter solely resulting from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Debtor or any of its subsidiaries or any shareholders or creditors of the foregoing for or in connection with the transactions contemplated hereby, except to the extent such liability is determined by a court of competent jurisdiction in a final non-appealable judgment or order to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct. All indemnities of the Indemnified Parties shall be secured by the DIP Collateral and afforded all of the priorities and protections afforded to the DIP Obligations under this Preliminary Hearing Order and the DIP Documents. Further, in administering or determining to make any loan under the DIP Facilities, the DIP Documents, the Prepetition Debt Documents, the Existing First Lien Obligations, this Preliminary Hearing Order or the Final Hearing Order, or in exercising any rights or remedies as and when permitted thereunder, none of the DIP Revolving Facility Parties, DIP Term Facility Parties, Existing First Lien Parties or Existing Second Lien Parties are in control of the operations of the Debtors or acting as a “responsible person” or “owner or operation” with respect to such parties’ role if any, as mortgagee in possession, or on account of the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive and Liability Act, 29 U.S.C. § 9601 et seq., as amended, or any similar federal or state statute).
29.Exculpation. Nothing in this Preliminary Hearing Order, the DIP Documents, or any other documents related to the transactions contemplated hereby shall in any way be construed or interpreted to impose or allow the imposition upon the DIP Agents or any DIP Lender any liability for any claims arising from the prepetition or postpetition activities of the Debtors in the operation of their businesses, or in connection with their restructuring efforts. In addition, except for the safe custody of any DIP Collateral actually in the possession of the DIP Agents and the accounting for moneys actually received by the DIP Agents under any DIP Documents, (a) the DIP Agents and the DIP Lenders shall not, in any way or manner, be liable or responsible for (i) the safekeeping of the DIP Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, servicer, bailee, custodian, forwarding agency, or other person, and (b) all risk of loss, damage, or destruction of the DIP Collateral shall be borne by the Debtors. For the avoidance of doubt, the DIP Agents shall be deemed to have exercised reasonable care in the custody and preservation of any DIP Collateral in their possession if such DIP Collateral is accorded treatment substantially equal to that which it accords its own property.
30.Released Parties. Each of the Debtors agrees that, notwithstanding any other provision of this Preliminary Hearing Order and the DIP Documents, no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Debtors and their non-Debtor affiliates arising out of, related to or in connection with any aspect of the DIP Facilities, the DIP Documents and any ancillary documents and security arrangements in connection therewith, except to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such liability resulted from the willful misconduct or gross negligence of such Indemnified Person or such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, advisors, agents, representatives or controlling persons.

31.Binding Effect. The provisions of this Preliminary Hearing Order shall be binding upon and inure to the benefit of the Debtors, the DIP Parties, the Prepetition Secured Parties and their respective successors and assigns. To the extent permitted by applicable law, this Preliminary Hearing Order shall bind any successor to the Debtors, including, without limitation, any trustee hereafter appointed for the estate of any of the Debtors, whether in these Chapter 11 Cases or in the event of the conversion of any of the Chapter 11 Cases to a liquidation under chapter 7 of the Bankruptcy Code. Such binding effect is an integral part of this Preliminary Hearing Order. Each DIP Lender and the DIP Agents may assign all of their rights and obligations under the DIP Documents and this Order subject to the terms and conditions of the DIP Documents without further order of the Court, and any permitted assignee of a DIP Lender or the DIP Agents shall succeed to all of the protections afforded to its predecessor under this Preliminary Hearing Order. All persons and entities shall be required to accept this Preliminary Hearing Order as sole and sufficient evidence of the validity and enforceability of the DIP Superpriority Claims, the DIP Liens and all of the DIP Agents’ and the DIP Lenders’ related rights and remedies, and may rely on this Preliminary Hearing Order in recognizing, facilitating, and or complying with the enforcement of the DIP Liens and all of the DIP Agents’ and the DIP Lenders’ related rights and remedies in accordance with the terms of this Preliminary Hearing Order and the DIP Documents.
32.Non-Avoidable Obligations. Upon execution and delivery of the DIP Documents, such DIP Documents shall constitute valid, binding and non-avoidable obligations of the Debtors enforceable against each Debtor party thereto in accordance with their respective terms and the terms of this Preliminary Hearing Order for all purposes during the Chapter 11 Cases, any subsequently converted case of any Debtor under chapter 7 of the Bankruptcy Code or after the dismissal of any Case. No obligation, payment, transfer or grant of security under the DIP Documents, the other DIP Documents or this Preliminary Hearing Order shall be stayed, restrained, voidable, avoidable or recoverable under the Bankruptcy Code or under any applicable law (including without limitation, under Bankruptcy Code sections 502(d), 548 or 549 or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law), or subject to any defense, reduction, setoff, recoupment or counterclaim; provided, however, that in the event of a final, non-appealable order sustaining a timely challenge under Paragraph 15 of this Preliminary Hearing Order that the repayment as provided herein or deemed satisfaction of the First Lien Repaid Obligations pursuant to the DIP Revolving Facility resulted in the repayment or satisfaction of unsecured claims against the Debtors, then the repayment or other satisfaction shall be reversed, the First Lien Repaid Obligations shall be reinstated, any disgorged payments will be remitted to the DIP Revolving Agent and the accompanying obligations under the DIP Revolving Facility shall be reduced or otherwise rescinded, on a dollar-for-dollar basis (including the reduction of revolving commitments thereunder).
33.Modifications of DIP Documents. Notwithstanding anything to the contrary herein, the DIP Documents may, from time to time, be amended, amended and restated, modified, or supplemented by the parties thereto without notice or a hearing if the amendment, amendment and restatement, modification, or supplement (a) is in accordance with the relevant DIP Document or (b) is not prejudicial in any material respect to the rights of third parties; provided, however, that notwithstanding the foregoing, except for actions expressly permitted to be taken by the DIP Agents or the DIP Lenders, no amendment, modification, supplement, termination, or waiver of any provision of the DIP Documents, or any consent to any departure by any of the Debtors therefrom, shall in any event be effective without the express written consent of the Debtors and the required number of DIP Lenders in accordance with the relevant DIP Documents. Notice of any material modification or amendment to the respective DIP Documents shall be filed with the Court and served upon (i) the U.S. Trustee, (ii) the Indenture Trustee, and (iii) any Committee. The U.S. Trustee, the Indenture Trustee and the Committee shall have three (3) days from the date of such filing within which to object in writing to such material modification or amendment, and if any such party timely objects to any material modification or amendment to the DIP Documents, such modification or amendment shall only be permitted pursuant to an order of this Court. Further, the DIP Agents’ failure to seek relief or otherwise exercise their rights and remedies under the DIP Facilities or this Preliminary Hearing Order shall not constitute a waiver of any of the DIP Lenders’ rights hereunder, thereunder, or otherwise.

34.Protection Under Section 364(e) of the Bankruptcy Code. The DIP Parties have acted in good faith in connection with this Preliminary Hearing Order and their reliance on this Preliminary Hearing Order is in good faith. Based on the record before the Bankruptcy Court, and in accordance with section 364(e) of the Bankruptcy Code, if any or all of the provisions of this Preliminary Hearing Order are hereafter reversed, modified, vacated or stayed, such reversal, modification, vacation or stay shall not affect the (i) validity of any DIP Obligations owing to the DIP Parties, or adequate protection obligations owing to the Prepetition Secured Parties incurred prior to the actual receipt by the DIP Agents or Prepetition Agents, as applicable, of written notice of the effective date of such reversal, modification, vacation or stay, or (ii) validity or enforceability of any DIP Loans or other advances previously made or any claim, lien, security interest or priority authorized or created hereby or pursuant to the DIP Documents with respect to any DIP Obligations, or adequate protection obligations owing to the Prepetition Secured Parties. Notwithstanding any such reversal, modification, vacation or stay, any use of Cash Collateral or the incurrence of DIP Obligations, or adequate protection obligations owing to the Prepetition Secured Parties by the Debtors prior to the actual receipt by the DIP Agents or Prepetition Agents, as applicable, of written notice of the effective date of such reversal, modification, vacation or stay, shall be governed in all respects by the provisions of this Preliminary Hearing Order, and the DIP Parties and the Prepetition Secured Parties shall be entitled to all of the rights, remedies, protections and benefits granted under section 364(e) of the Bankruptcy Code, this Preliminary Hearing Order, and the DIP Documents with respect to all uses of Cash Collateral and the incurrence of DIP Obligations, and adequate protection obligations owing to the Prepetition Secured Parties.
35.Effect of Dismissal or Conversion of Chapter 11 Cases. If the Chapter 11 Cases are dismissed or converted, then such dismissal or conversion of the Chapter 11 Cases shall not affect the rights of the DIP Parties and the Prepetition Secured Parties under their respective DIP Documents, Prepetition Debt Documents, the DIP Intercreditor Agreement or this Preliminary Hearing Order, and all of the respective rights and remedies thereunder of the DIP Parties and the Prepetition Secured Parties shall remain in full force and effect as if the Chapter 11 Cases had not been dismissed or converted. If an order dismissing any of the Chapter 11 Cases is at any time entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that: (i) the DIP Liens and DIP Superpriority Claims granted to and conferred upon the DIP Parties and the protections afforded to the DIP Parties pursuant to this Preliminary Hearing Order and the DIP Documents shall continue in full force and effect and shall maintain their priorities as provided in this Preliminary Hearing Order until all DIP Obligations shall have been paid and satisfied in full in cash (and that such DIP Liens, DIP Superpriority Claims and other protections shall, notwithstanding such dismissal, remain binding on all interested parties); (ii) those Prepetition Secured Parties Liens, Prepetition Secured Parties Adequate Protection Liens and Prepetition Secured Parties Superpriority Claims granted to and conferred upon the Prepetition Secured Parties shall continue in full force and effect and shall maintain their priorities as provided in this Preliminary Hearing Order until the respective Prepetition Secured Parties Obligations shall have been paid and satisfied in full in cash (and that such Prepetition Secured Parties Adequate Protection Liens and Prepetition Secured Parties Superpriority Claims shall, notwithstanding such dismissal, remain binding on all interested parties); and (iii) to the greatest extent permitted by applicable law, this Court shall retain jurisdiction, notwithstanding such dismissal, for the purpose of enforcing the DIP Liens, Prepetition Secured Parties Adequate Protection Liens, DIP Superpriority Claims, and Prepetition Secured Parties Superpriority Claims referred to herein.
36.Proofs of Claim. Notwithstanding any order entered by the Bankruptcy Court in relation to the establishment of a bar date in the Chapter 11 Cases to the contrary, or otherwise, any order entered by the Bankruptcy Court in relation to the establishment of a bar date for any claims (including without limitation administrative claims) in any of the Chapter 11 Cases or any successor cases shall not apply to the DIP Agents in their capacity as agents or DIP Lenders in their capacity as DIP Lenders. None of the DIP Lenders, in their capacity as DIP Lenders, or the DIP Agents, in their capacity as the DIP Agents, will be required to file proofs of claim or requests for approval of administrative expenses in any of the Chapter 11 Cases or successor cases, and the provisions of this Order relating to the amount of the DIP

Obligations and the DIP Superpriority Claims shall constitute timely filed proofs of claim and/or administrative expense requests.
37.Refinancing Accommodation Fee. The Refinancing Accommodation Fee shall cease to accrue upon the date of entry of this Preliminary Hearing Order, without prejudice to the rights of the Existing First Lien Parties to the remainder of the Refinancing Accommodation Fee to the extent otherwise payable.
38.Rights of Access and Information. The representatives, advisors, consultants, agents and/or employees of the DIP Agents and the Prepetition Secured Parties shall be afforded reasonable access to the Debtors’ premises, during normal business hours and without unreasonable interference with the proper operation of the Debtors’ businesses, and their books and records in accordance with this Preliminary Hearing Order or the DIP Documents or the Prepetition Credit Documents and the Debtors shall reasonably cooperate, consult with, and provide to such persons all such information as may be reasonably requested with respect to the businesses, results of operations, and financial condition of any of the Debtors.
39.Survival. The provisions of this Preliminary Hearing Order and any actions taken pursuant hereto shall survive the entry of any order: (i) confirming any plan of reorganization in any of the Chapter 11 Cases; (ii) converting any of the Chapter 11 Cases to a chapter 7 case; or (iii) dismissing any of the Chapter 11 Cases, and the terms and provisions of this Preliminary Hearing Order.
40.Not a Responsible Person. In administering or determining to make any loan under the DIP Facilities, the DIP Documents, the Prepetition Debt Documents, the Existing First Lien Obligations, this Preliminary Hearing Order or the Final Hearing Order, or in exercising any rights or remedies as and when permitted thereunder, none of the DIP Revolving Facility Parties, DIP Term Facility Parties, Existing First Lien Parties or Existing Second Lien Parties shall be deemed to be in control of the operations of the Debtors or to be acting as a “responsible person” or “owner or operation” with respect to such parties’ role if any, as mortgagee in possession, or on account of the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive and Liability Act, 29 U.S.C. § 9601

et seq., as amended, or any similar federal or state statute); provided, however, that the foregoing provisions solely with respect to the Prepetition Debt Documents are not effective until the entry of the Final Hearing Order.
41.No Third Party Rights. Except as explicitly provided for herein, this Preliminary Hearing Order does not create any rights for the benefit of any third party, creditor, equity holder, or any direct, indirect, or incidental beneficiary other than the DIP Agents, the DIP Lenders, the Prepetition Secured Parties and the Indemnified Parties.
42.Headings. The headings in this Preliminary Hearing Order are for purposes of reference only and shall not limit or otherwise affect the meaning of this Preliminary Hearing Order.
43.Findings of Fact and Conclusions of Law. Subject to paragraph 15, this Preliminary Hearing Order constitutes, where applicable, findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 or 9024, any other Bankruptcy Rule or Rule 62(a) of the Federal Rules of Civil Procedure, this Preliminary Hearing Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Preliminary Hearing Order.
44.Choice of Law; Jurisdiction.  Each of the DIP Facilities and DIP Documents (and the rights and obligations of the parties thereto), except with respect to the Interim Hearing Order and the Final Hearing Order, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law, and, to the extent applicable, the Bankruptcy Code. The Bankruptcy Court shall have exclusive jurisdiction with respect to any and all disputes or matters under, or arising out of or in connection with, either DIP Facility or DIP Documents.

45.Controlling Effect of Preliminary Hearing Order. To the extent any provision of this Preliminary Hearing Order conflicts with any provision of the Motion or any DIP Document, the provisions of this Preliminary Hearing Order shall control.
46.Waiver of Right to Return/Consent to Setoff; Reclamation. Subject to entry of the Final Hearing Order, the Debtors hereby waive their rights to (a) return any Collateral pursuant to section 546(h) of the Bankruptcy Code; (b) consent to any order permitting any claims pursuant to section 503(b)(9) of the Bankruptcy Code except to the extent permitted in the DIP Budget, the DIP Documents or orders of this Court; and (c) consent to setoff pursuant to section 553 of the Bankruptcy Code. Any and all seller rights of reclamation that are junior to the Existing First Lien Obligations under applicable nonbankruptcy law shall be and remain junior to the Existing First Lien Obligations and the DIP Obligations notwithstanding any repayment of the Existing First Lien Obligations and resulting advances made pursuant to the DIP Revolving Facility.
47.Release Upon Paid in Full. As a condition of any termination or release of Liens securing the DIP Revolving Facility Obligations upon such obligations being Paid in Full, the Debtors shall provide a general release in favor of the DIP Revolving Facility Parties and their respective affiliates, parents, subsidiaries, partners, controlling persons, agents, attorneys, advisors, professionals, officers, directors and employees, whether arising under applicable state or federal law. As a condition of any termination or release of Liens securing the DIP Term Facility Obligations upon such obligations being Paid in Full, the Debtors shall provide a general release in favor of the DIP Term Facility Parties and their respective affiliates, parents, subsidiaries, partners, controlling persons, agents, attorneys, advisors, professionals, officers, directors and employees, whether arising under applicable state or federal law
48.Objections. Objections to the entry of the Final Hearing Order shall be in writing and shall be filed with the Clerk of this Court, on or before 4:00 p.m. (prevailing Central time) on November 25, 2016, with a copy served upon: (i) counsel to the Debtors, Haynes & Boone LLP, 1221 McKinney Street, Suite 2100, Houston, Texas 77010 (Attn: Kenric Kattner, Esq.); (ii) counsel to the DIP Term Facility Agent,

Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, (Attn: Mark R. Somerstein and Patricia I. Chen); (iii) counsel to the DIP Term Facility Lenders and the Ad Hoc Group, Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York 10036 (Attn: Scott Alberino, Esq. and Brad M. Kahn, Esq.); (iv) counsel to the DIP Revolving Facility Agent and Existing First Lien Agent, Goldberg Kohn, Ltd., 55 East Monroe, Suite 3300, Chicago, Illinois 60603 (Attn: Randall Klein, Esq.) and K&L Gates, LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201 (Attn: David Weitman); (v) counsel to the Indenture Trustee, Seyfarth Shaw LLP, 620 Eighth Avenue, New York, New York 10018 (Attn: Edward M. Fox, Esq.); (vi) counsel to be selected by the ~~Committee~~ (if any) upon its formation if selected by such date; and (vii) the Office of the United States Trustee, 1100 Commerce Street, Room 976, Dallas, TX 75242 (Attn: Lisa L. Lambert, Assistant U.S. Trustee).
49.Final Hearing and Final Hearing Order. A final hearing on the Motion shall be heard before this Court on December 1, 2016 at 9:30 a.m. (prevailing Central time) in Courtroom 3 at the United States Bankruptcy Court, Earle Cabell Federal Building, 1100 Commerce St., 14th Floor, Dallas, TX 75242. Forms of the DIP Revolving Facility Credit Agreement and DIP Term Facility Credit Agreement shall be filed with the Bankruptcy Court within seven (7) business days following entry of this Preliminary Hearing Order, or such later date as agreed by the Debtors, the DIP Revolving Agent and the Requisite DIP Term Lenders.
# # # END OF ORDER # # #

Submitted by:

HAYNES AND BOONE, LLP

Kenric D. Kattner
State Bar No. 11108400
Kourtney Lyda
State Bar No. 24013330
1221 McKinney Street, Suite 2100
Houston, TX 77010
Telephone: 713.547.2000
Facsimile: 713.547.2600
Email: kenric.kattner@haynesboone.com
Email: kourtney.lyda@haynesboone.com

and

Ian T. Peck
State Bar No. 24013306
David Staab
State Bar No. 24093194
2323 Victory Avenue, Suite 700
Dallas, TX 75219
Telephone: 214.651.5000
Facsimile: 214.651.5940
Email: ian.peck@haynesboone.com
Email: david.staab@haynesboone.com

PROPOSED ATTORNEYS FOR DEBTORS

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